Exhibit 10.3 -1- AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF PACIFIC OAK SOR SREF III 110 WILLIAM, LLC (f/k/a KBS SOR SREF III 110 WILLIAM, LLC) This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as the same may be amended, restated, modified or supplemented following the Effective Date in accordance with the terms hereof, this “Agreement”) of PACIFIC OAK SOR SREF III 110 WILLIAM, LLC (f/k/a KBS SOR SREF III 110 WILLIAM, LLC), a Delaware limited liability company (the “Company”), is entered into effective as of July 5, 2023 (the “Effective Date”), by and between PACIFIC OAK SOR 110 WILLIAM JV, LLC (f/k/a KBS SOR 110 WILLIAM JV, LLC), a Delaware limited liability company (“Pacific Oak”), and INVESCO CMI INVESTMENTS 110 WILLIAM, LLC, a Delaware limited liability company (“Invesco” or “Co-Managing Member”). Pacific Oak and Invesco may hereinafter be referred to herein collectively as the “Members” or individually as a “Member”. RECITALS WHEREAS, the Company was formed on November 26, 2013 as a limited liability company by the filing of the Certificate of Formation of the Company (the “Certificate of Formation”) under and pursuant to the Act (as defined below) under the name Pacific Oak SOR SREF III 110 William, LLC; WHEREAS, Pacific Oak and SREF III 110 William JV, LLC, a Delaware limited liability company (“SREF”), as the sole initial members of the Company, entered into that certain Limited Liability Company Agreement of the Company, dated as of December 23, 2013 (the “Original LLC Agreement”), and Pacific Oak and SREF have remained the sole members of the Company until the Effective Date; WHEREAS, the Company changed its name to its current name by the filing of a Certificate of Amendment of the Company under and pursuant to the Act on December 30, 2019 (the “Certificate of Amendment”); WHEREAS, effective as of November 1, 2019, Pacific Oak and SREF entered into the First Amendment to the Limited Liability Company Agreement of the Company to memorialize the name change effected by the Certificate of Amendment (the Original LLC Agreement, as amended by such First Amendment, the “Amended Original LLC Agreement”); WHEREAS, the Company is the indirect owner of the Property (as defined below); WHEREAS, as of the Effective Date, the Property is subject to, directly and indirectly, as applicable, the loans (collectively, the “Mortgage Loan”) made pursuant to the following agreements (collectively, the “Mortgage Loan Agreements”): (i) that certain Amended and Restated Senior Loan Agreement dated as of even date herewith, by and among 110 William Property Investors III, LLC, a Delaware limited liability company and affiliate of the Company (together with its successors and/or assigns, “Mortgage Borrower”), Deutsche Pfandbriefbank AG, as administrative agent (“Administrative Agent”) and lenders signatory thereto, (ii) that certain Amended and Restated Building Loan Agreement dated as of March 7, 2019, by and among -2- Mortgage Borrower, Administrative Agent and lenders signatory thereto (as amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Building Loan Agreement”) and (iii) that certain Supplemental Building Loan Agreement dated as of even date herewith, by and among Mortgage Borrower, Administrative Agent and lenders signatory thereto. WHEREAS, immediately prior to the execution of this Agreement, the Property was subject to, directly and indirectly, that certain loan made by Invesco CMI Investments, L.P., a Delaware limited partnership and the parent company of Invesco (“Invesco Investments”), pursuant to that certain Mezzanine Loan Agreement (the “Original Mezzanine Loan Agreement”), dated as of March 7, 2019, among 110 WILLIAM MEZZ III, LLC, a Delaware limited liability company and a subsidiary of the Company (together with its successors and/or assigns, “Mezzanine Borrower”) and Invesco Investments, as administrative agent for the Lenders (as therein defined) and as a Lender, and each of the other Lenders, as amended on April 29, 2022 by that certain First Amendment to Mezzanine Loan Agreement (the “First Amendment”), on September 7, 2022 by that certain Second Amendment to Mezzanine Loan Agreement (the “Second Amendment”), on January 9, 2023 by that certain Third Amendment to Mezzanine Loan Agreement (the “Third Amendment”), on April 10, 2023 by that certain letter agreement (the “April Letter Agreement Amendment”), on May 8, 2023 by that certain letter agreement (the “May Letter Agreement Amendment”) and on June 8, 2023 by that certain letter agreement (together with the Original Mezzanine Loan Agreement, the First Amendment, the Second Amendment, the Third Amendment, the April Letter Agreement Amendment and the May Letter Agreement Amendment, collectively, the “Mezzanine Loan Agreement” together with all promissory notes, instruments, documents and agreements executed pursuant to the Mezzanine Loan Agreement (including, without limitation, those set forth on Annex A attached hereto), the “Mezzanine Loan Documents”); WHEREAS, Mortgage Borrower, as landlord, and The City of New York, a municipal corporation, as tenant, acting through the Department of Citywide Administrative Services, have entered into that certain Agreement of Lease (as amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “DCAS Lease”) dated as of June 27, 2023 with respect to certain space in the Project; WHEREAS, the DCAS Lease will require Mortgage Borrower to fund significant amounts of additional equity to construct certain tenant improvements and to pay certain leasing commissions in accordance with the terms of the DCAS Lease (the “DCAS Lease Equity”); WHEREAS, prior to the Effective Date, SREF informed Pacific Oak that it will not have the requisite funds available to fund its applicable portion (based on its “Percentage Interest” as defined in the Amended Original LLC Agreement) of the DCAS Lease Equity and that it is willing to therefore sell to Pacific Oak, and Pacific Oak has agreed to purchase from SREF, its entire membership interest in the Company, which is being effected as of immediately prior to the execution of this Agreement pursuant to the Purchase and Sale Agreement attached hereto as Annex B (the “SREF PSA”); WHEREAS, (i) prior to the Effective Date, Pacific Oak informed Invesco Investments that Pacific Oak would be willing to fund the DCAS Lease Equity (but in an amount not to exceed -3- $105,000,000, as provided in Section 3.01(a)(ii)) if Invesco Investments agrees to cause Invesco to contribute to the capital of the Company all indebtedness outstanding (whether or not currently due) under the Mezzanine Loan Documents in exchange for the Company’s admission of Invesco as a Member and issuance to Invesco of a 22.5% Preferred Interest Percentage (as defined below), (ii) by execution of this Agreement, Invesco hereby makes such contribution pursuant to Section 3.01(b), and (iii) the Company hereby admits Invesco as a Member and issues a 22.5% Preferred Interest Percentage to Invesco; and WHEREAS, effective as of the Effective Date, Pacific Oak and Invesco, as the sole members of the Company, desire to amend and restate the Amended Original LLC Agreement in its entirety as set forth herein. AGREEMENT NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows: ARTICLE I FORMATION 1.01 Formation. The Company was created pursuant to the filing of the Certificate of Formation under and pursuant to the Act. The term “Act” means the Delaware Limited Liability Company Act, Title 6 of the Delaware Code, Section 18-101 et seq., as amended from time to time. 1.02 Names and Addresses. The name of the Company is “Pacific Oak SOR SREF III 110 William, LLC”. The principal office of the Company in the State of Delaware, and the name and address of the registered agent of the Company in the State of Delaware, is Registered Agent Solutions, Inc., 838 Walker Road, Suite 21-2, Dover, Delaware 19904, until changed by Managing Member with written notice to all of the Members. The names, addresses, preferred interest ownership percentages (individually a “Preferred Interest Percentage” and collectively, the “Preferred Interest Percentages”), and common interest ownership percentages (the “Common Interest Percentage” and collectively, the “Common Interest Percentages”) of the Members are set forth on Exhibit A attached hereto. Managing Member shall update Exhibit A as necessary to reflect any changes to the information reflected therein, including as a result of changes in a Member’s address, additional capital contributions by the Members in accordance with Article III and Transfers of Interests (as defined in Section 4.01 below) by the Members in accordance with Article VI. 1.03 Nature of Business. The express, limited and only purposes of the Company shall be (i) to directly or indirectly acquire, own, lease, hold for long-term investment, sell, exchange, dispose of and otherwise realize the economic benefit from that certain real property commonly known as 110 William Street, Manhattan, New York, and described more particularly on Exhibit B attached hereto (the “Property”), including the improvements currently and as from time to time may be constructed on the Property (collectively, the “Improvements”) (the Property and the Improvements shall sometimes be collectively referred to as, the “Project”), and (ii) to conduct -4- such other activities with respect to the Project as are appropriate to carrying out the foregoing purposes and to do all things incidental to or in furtherance of the above-enumerated purposes. 1.04 Term of Company. The term of the Company commenced on the date when the Certificate of Formation was filed with the Office of the Delaware Division of Corporations and shall continue until dissolved pursuant to Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation. ARTICLE II MANAGEMENT OF THE COMPANY 2.01 Management of the Company. (a) General. Pacific Oak is hereby designated as the managing member (“Managing Member”) of the Company and shall serve as Managing Member unless and until it resigns in accordance with Section 2.02(w). Subject to the restrictions set forth in this Agreement (including, without limitation, Section 2.02), the business, property and affairs of the Company and its Subsidiaries shall be exclusively managed and all powers of the Company and its Subsidiaries shall be exclusively exercised by or under the direction of Managing Member, including, without limitation, the day-to-day business and affairs of the Company and its Subsidiaries. Managing Member shall at all times faithfully perform its duties and responsibilities in compliance with all applicable laws, the Business Plan, the Annual Budget, the Leasing Guidelines (as each such term is defined below), and this Agreement, and in an efficient, thorough, businesslike manner, devoting such time, efforts and managerial resources to the business of the Company as is reasonably necessary for the operation of the day-to-day business and affairs of the Company. Managing Member, Co-Managing Member and each of their respective Affiliates may engage in business efforts and affairs which are not related to the Company, and will not be precluded from owning, operating and/or investing in other businesses and/or real estate projects and neither the Company nor any Member shall have any right to participate in the other Member’s businesses, investments or real estate projects. As used herein, “Subsidiary” means with respect to the Company, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other subsidiaries of the Company or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof having the power to govern or elect members of the applicable governing body of such entity is at the time owned or controlled, directly or indirectly, by the Company or one or more subsidiaries of the Company or a combination thereof; and the term “Subsidiary” with respect to the Company shall include all subsidiaries of each subsidiary of the Company and the term “Subsidiaries” shall refer to each Subsidiary collectively. For purposes of this Section 2.01 and Section 2.02 below, references to the “Company” shall include all Subsidiaries even if no reference is made thereto, so that any actions, decisions or matters governed by such Sections shall apply not only to the Company but also to the Subsidiaries.

-5- (b) Specific Day to Day Duties. Without limiting the generality of the foregoing, Managing Member shall use good faith commercially reasonable efforts to perform the duties set forth below with respect to the Project, all to be carried out in accordance with this Agreement, the Annual Budget, the Business Plan and the Leasing Guidelines. (i) Use commercially reasonable efforts to obtain and cause to be maintained all governmental and agency approvals, permits and other entitlements necessary for ownership, operation, management and leasing of the Project. (ii) Except as set forth in Section 2.02(c), on behalf of the Company or any Subsidiary retain, engage, coordinate and oversee the services of all employees, contractors, architects, engineers, accountants, attorneys, auditors, real estate brokers, property advertising personnel and other persons necessary or appropriate for the ownership, operation, management and leasing of the Project. Such efforts to include working with the leasing agent to keep the leasing guidelines for the Project approved by the Members (the “Leasing Guidelines”) up to date to reflect market changes as determined by Managing Member in good faith and approved by the Members. (iii) Coordinate and oversee the general performance of all work in connection with the ownership, operation, management and leasing of the Project. (iv) Use commercially reasonable efforts to enforce all of the Company’s material rights and to cause performance of all of the Company’s obligations arising in connection with any contract or agreement entered into in connection with the Project, excluding de minimis obligations where the cost to pursue the obligation exceeds the benefit to be gained. (v) Deliver to the Members copies of any material written notices or material document received by Managing Member in connection with any material dispute or material claims relating to the Project. (vi) Otherwise use commercially reasonable efforts to perform those duties and services that are reasonably necessary in order to own, operate, manage and lease the Project in accordance with the Business Plan, the Annual Budget, the Leasing Guidelines and this Agreement, except to the extent that the Company or a Subsidiary has entered into an agreement with any other person to provide such services in accordance with the terms of this Agreement, including, without limitation, the agreements referenced in Section 2.10(a). (c) Additional Duties. Without limiting the generality of the foregoing, Managing Member shall use commercially reasonable efforts to undertake the following additional actions: (i) Provide operating reports and financial statements in accordance with Article IX. (ii) Notify the Members of such matters and render such reports to the Members from time-to-time as any Member may reasonably request in writing, including, -6- without limitation, at all times and not less frequently than monthly keeping the Members informed of material information relating to the Project by notifying the Members in advance of public hearings and other proceedings relating to any existing or proposed entitlements, mapping, subdivision or material permits for the Project. (iii) Notify the Members of any bona fide offer to purchase the Project or any term sheet or letter of intent relating thereto received by Managing Member. (iv) Complying with, or causing the Company to comply with, the Leasing Guidelines. (v) Complying with, or causing the Company to comply with, the Annual Budget; provided, however, that Managing Member shall be entitled to incur expenditures not provided in the Annual Budget which (A) do not exceed (1) the sum of $250,000 as to any single expenditure, and (2) the sum of $500,000 as to any such expenditures in the aggregate for any calendar year (such expenditures may hereinafter be referred to as the “De Minimis Expenditures”), or (B) constitute Emergency Expenditures pursuant to Section 2.09(c). For avoidance of doubt, this Section is not intended to apply to or limit any other express provision that allows Managing Member to deviate from the Annual Budget or undertake actions or make decisions that may result in a deviation from the Annual Budget. (vi) Cause the Company or a Subsidiary to enter into new leases, lease extensions and lease modifications consistent with the Leasing Guidelines (other than Major Leases, which shall be governed by Section 2.02(p) below), and use commercially reasonably efforts to cause the Company and the applicable Subsidiary to comply with its obligations under each of such leases. (vii) Based on cash flow projections and analysis prepared by Managing Member, determine whether or not there is sufficient Net Cash so that distributions may be made to the Members in accordance with this Agreement, and make any distribution to the Members. As used in this Agreement, the term “Net Cash” means the gross cash receipts of the Company from all sources as of any applicable date of determination, less the portion thereof used to pay: (i) all cash disbursements (inclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to any Member, including, without limitation, any reimbursements made to any Member and any amounts applied to repay any Member Loans or Default Loans, of the Company prior to that date); and (ii) all reserves, established by the Annual Budget, a lender or otherwise approved by the Members for anticipated cash disbursements, including for payment of debt service, escrows, capital improvements and other anticipated contingencies and expenses of the Company; provided, however, that any amounts that the Company receives as reimbursements under the DCAS Lease shall be applied first to (A) the full payment of any amounts due or payable under the Funding Guaranty or any mezzanine financing obtained by the Company, (B) the return of any preferred equity investment in the Company, and then (C) the full repayment of any Members Loans funded by the Members with respect to reimbursable costs under the DCAS Lease. -7- (viii) Subject to Section 7.01(b) below, retain any real estate broker on behalf of the Company if Managing Member believes a sale of the Project may be feasible on terms favorable to the Company. (ix) Subject to Section 2.02(f) below, retain any mortgage bankers or brokers on behalf of the Company if Managing Member believes favorable mortgage financing may be available for the Project. (d) Event of Default. Any of the following shall constitute an “Event of Default” with respect to the Managing Member: (i) The Managing Member has failed to satisfy the “Minimum Equity Requirement” described in Section 3.01(a)(ii); (ii) the Managing Member or its Affiliate commits a crime constituting a felony, commits fraud, misappropriates funds, or engages in conduct that constitutes gross negligence or willful misconduct, in each case relating to the Project or the Company; (iii) the occurrence of a material default (beyond all applicable notice or cure periods) by the Managing Member or its Affiliate under DCAS Lease or any Mortgage Loan Agreements; (iv) an event of bankruptcy occurs with respect to the Managing Member to the extent it materially and adversely affects the Company; or (v) the Managing Member is not involved directly with the day-to-day management of the Company. 2.02 Major Decisions. Notwithstanding anything to the contrary in Section 2.01 above, the following decisions and actions by either the Company or any Subsidiary (in each case the taking of which hereinafter shall be referred to as a “Major Decision”) shall be subject to the prior written consent of the Members, which consent may be given or withheld in each Member’s sole and absolute discretion: (a) Annual Budget; Business Plan. Subject to Sections 2.01(c)(v) and Section 2.09, deviate from, modify, amend or replace the Business Plan or deviate from, modify, amend or replace the Annual Budget, after the Business Plan and the Annual Budget has been approved pursuant to this Section 2.02(a). (b) Sale of the Company or the Project. Subject to Articles VI and VII, sell, convey, exchange, hypothecate, pledge, encumber or otherwise transfer any portion of or any interest in the Company, a Subsidiary or the Project, or enter into any agreement to sell, convey, exchange, hypothecate, pledge, encumber or otherwise transfer any portion or any interest in the Company or the Project. (c) Service Agreements. Amend, modify, terminate, or waive any material rights in writing under, any agreement referenced in Section 2.10(a) to which Mortgage Borrower is a party, or enter into any agreement replacing such agreement. -8- (d) Acquire Real Property. Purchase or otherwise acquire any interest in real property. (e) Affiliate Agreements. Enter into any Affiliate Agreements. As used in this Agreement, the term “Affiliate” means any person or entity which, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with another person or entity. The term “control” as used herein (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power (i) to vote fifty-one percent (51%) or more of the outstanding voting securities of such person or entity, or (ii) to otherwise direct management policies of such person by contract (at commercially reasonable rates) or otherwise, and the term “Affiliate Agreement” means any agreement for the provision of goods and/or services between the Company and any Affiliate of any Member or any other person or entity in which such Member (or any person or entity having a direct or indirect interest therein) owns a direct or indirect interest therein. (f) Financing. Cause the Company to finance or refinance the operations of the Company and/or any of the Company’s assets or enter into any modifications, amendments, extensions, substitutions or other agreements regarding the Mortgage Loan and any refinance, modification, extension or substitution thereof; provided, however, that the Members hereby agree (i) that they shall in good faith consider a refinancing of the existing Mortgage Loan if the terms of the replacements loan(s) (after taking into account any associated refinance costs) are immediately accretive, directly or indirectly to the Company after the closing of the refinancing so long as neither Member nor their respective Affiliates would be obligated to incur guarantee liability or other obligations beyond the liability and obligations such Member or Affiliate has accepted with respect to the existing Mortgage Loan, (ii) to reasonably cooperate with Managing Member to obtain mezzanine financing on behalf of the Company or otherwise with respect to any preferred equity investment in the Company, in each case, to fund reimbursable costs in accordance with the DCAS Lease. (g) Indemnity. Except as required by or necessary for the landlord to comply with the DCAS Lease (defined below) or any new or existing lease at the Project, make, execute or deliver on behalf of the Company any indemnity bond or surety bond or obligate the Company or any other Member as a surety, guaranty, guarantor or accommodation party to any obligation or grant any lien or encumbrance on any of the assets of the Company, including the Project. (h) Loans. Except as required by or necessary for the landlord to comply with the DCAS Lease or any new or existing lease at the Project, lend funds belonging to the Company to any Member or its Affiliate or to any third party, or extend any person, firm or corporation credit on behalf of the Company, in each case, except as expressly permitted by this Agreement. (i) Expenditures. Except as expressly permitted by this Agreement, including De Minimis Expenditures and Emergency Expenditures permitted under this Agreement, take any action or make any expenditure or incur any obligation by or on behalf of the Company which is not included in the Annual Budget (including, without limitation, obligating the Company to pay for any goods or services in excess of the foregoing).

-9- (j) Assignment Benefiting Creditors. Make, execute or deliver on behalf of the Company an assignment for the benefit of creditors; file, consent to or cause the Company, a Member’s Interest, or the Project, or any part thereof or interest therein, to be subject to the authority of any trustee, custodian or receiver or be subject to any proceeding for bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, relief of debtors, dissolution or liquidation or similar proceedings. (k) Partition of Company Assets. Partition all or any portion of the assets of the Company, or file any complaint or institute any proceeding at law or in equity seeking such partition. (l) Confess Judgments; Legal Actions. Confess a judgment against the Company, settle or adjust any claims against the Company, or commence, negotiate and/or settle any legal actions or proceedings brought by the Company against unaffiliated third parties; provided, however, that Managing Member may settle or adjust any claim which is not the subject of a legal action or proceeding of $500,000 or less. (m) Dissolve the Company. Except as provided in this Agreement, dissolve, terminate or liquidate the Company prior to the expiration of the term of the Company or sale of the Project. (n) Acts Making Business Impossible. Do any act that would make it impossible to carry on the business of the Company or any Subsidiary. (o) Material Agreements. Except as expressly provided in this Agreement, cause the Company or any Subsidiary to enter into any agreement obligating the Company or any Subsidiary to pay an amount of more than $500,000 and any amendment, modification or termination of any such agreement, provided that such decision or action shall not be a Major Decision if such expenditure is contemplated by or consistent with the Annual Budget or is necessary for the landlord to comply with its obligations under the DCAS Lease or any other new or existing lease at the Project. (p) Major Leases. Cause or permit the Company or any Subsidiary to enter into any Major Lease affecting the Project, or amend, modify, terminate, or waive rights under any Major Lease. The Members hereby confirm their prior approval the DCAS Lease. The term “Major Lease” shall mean: (i) the DCAS Lease; (ii) any lease which, individually or when aggregated with all other leases at the Project with the same tenant or its affiliate demises 50,000 rentable square feet or more at the Project (which calculation of rentable square feet shall assume the exercise of the following, but only if such exercise would then result in such lease being greater than 10% of rentable square feet or more at the at the Project (x) all expansion rights, (y) all rights of first refusal to lease additional space at the Project contained in such lease and (z) all rights of first offer and other preferential rights to lease additional space at the Project contained in such lease, whether or not such lease demises 50,000 rentable square feet or more at the time of determination), (iii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Project (which such rights shall be deemed to be exclusive of any rights under any lease to extend the term thereof or to lease additional space at -10- the Project), or (iv) any instrument guaranteeing or providing credit support for any lease meeting the requirements of clause (i), (ii) or (iii) above. (q) Insurance; Accounting. Change the insurance program for the Company or the Project in a manner inconsistent with the Business Plan or inconsistent with the insurance requirements set forth in Section 2.05 or alter or change the reporting, accounting and/or auditing systems and/or procedures for the Company or the Project. (r) Awards and Proceeds. Except as required by the Mortgage Loan or for any amounts less than $500,000, apply or dispose of any casualty insurance proceeds or any condemnation award, or settle with any insurance company or any condemning authority, as applicable. (s) No REIT Prohibited Transactions. Take, or permit to be taken, any action that is or results in a REIT Prohibited Transaction. (t) Pledge and Assignment. Subject to the provisions of Article VI, sell, transfer or pledge any Member’s Interests in the Company. (u) Additional Capital Contributions. Except as expressly set forth in Section 3.01, or otherwise approved by the Members in writing, require any additional capital contributions of the Members. (v) Member Loans. Except as otherwise approved by the Members in writing or as provided in Section 3.04, require or request any Member Loan. (w) Resignation. Pacific Oak may not resign as Managing Member without the prior consent of Co-Managing Member in which case the appointment of a replacement Managing Member shall be a Major Decision. (x) Subsidiaries. Allow or cause any Subsidiary to take any of the actions that constitute Major Decisions hereunder. Co-Managing Member may initiate a request for approval of a Major Decision by delivering such request in writing to Managing Member. Failure by any Member to approve any Major Decision in writing within ten (10) Business Days (as defined in Section 10.02 below) after such Member’s receipt of a request therefor shall be deemed a disapproval of such Major Decision. Notwithstanding anything to the contrary in this Section 2.02 or any other provision of this Agreement, (i) until such time as the “Third Tranche Commencement Date” (as defined in the DCAS Lease) has occurred, Managing Member may, in its good faith discretion and following notice to Co-Managing Member, take or cause the Company or Subsidiary thereof to take any action constituting a Major Decision even if Co-Managing Member objects; provided, however, that (A) Managing Member may only take such action for so long as Managing Member in good faith reasonably believes that such action is necessary in order for the landlord under the DCAS Lease to comply with its obligations under the DCAS Lease, including its obligation to complete the Work (as defined in the DCAS Lease) required to be completed by landlord under the DCAS Lease and to otherwise satisfy the conditions precedent to trigger the Third Tranche -11- Commencement Date, (B) in no event may Managing Member take such action if it knows or should reasonably know that doing so would cause a default under the Mortgage Loan and (C) in no event may Managing Member take any action pursuant to this sentence that would constitute a Major Decision under Section 2.02(b), Section 2.02(m), Section 2.02(u) or Section 2.02(v), and (ii) following the occurrence of an Event of Default under Section 2.01(d)(iii), Invesco shall have the unilateral right and authority, in its good faith discretion and following notice to Managing Member, to take any actions deemed to be necessary to cure such default; provided, however, that (A) Invesco may only take such action for so long as Invesco in good faith reasonably believes that such action is necessary in order to cure such, (B) in no event may Invesco take such action if it knows or should reasonably know that doing so would cause a default under the Mortgage Loan and (C) in no event may Invesco take any action pursuant to this sentence that would constitute a Major Decision under Section 2.02(b), Section 2.02(m), Section 2.02(u) or Section 2.02(v), 2.03 Company Funds. No Company funds, assets, credit or other resources of any kind or description shall be paid to, or used for, the benefit of any Member, except as specifically provided in this Agreement or the Annual Budget or after the written approval of all the Members has been obtained. All funds of the Company shall be deposited only in such federally insured checking and savings accounts of the Company in its name with banks and other financial institutions having not less than $1,000,000,000 in assets as Managing Member shall approve, shall not be commingled with funds of any other person or entity, and shall be withdrawn only upon such signature or signatures as may be designated in writing from time to time by Managing Member after receiving approval of the Members. 2.04 Employees. Neither the Company, nor the Subsidiaries shall have employees. Each Member shall be solely responsible for all wages, benefits, insurance and payroll taxes with respect to any of its respective employees. Each Member agrees to perform its duties under this Agreement as an independent contractor and not as the agent, employee or servant of the Company. 2.05 Insurance. (a) Company Policies. Managing Member shall purchase and maintain, or shall cause to be purchased and maintained, for and at the expense of the Company, policies of insurance (i) for the Company’s operations, (ii) for the protection of the Company’s assets (including the Project), and (iii) as may be reasonably required to comply with third-party requirements, and shall provide the Members upon request with the certificates or other evidence of insurance coverage as provided therein. All such insurance shall be maintained in such amounts, in forms and with such insurance companies as shall be reasonably satisfactory to Managing Member, but in limits no less than as set forth herein. The Company’s insurance terms and limits shall include the following: (A) all risk property and builders risk insurance in amounts at least equal one hundred percent (100%) of the full replacement costs of the work, including, but not limited to, all improvements to the Property without any co-insurance requirements or penalties; (B) general liability and umbrella insurance with a per occurrence and annual aggregate limit of no less than $10,000,000 per location / project; and (C) if applicable, worker’s compensation insurance in compliance with statutory requirements of the state(s) in which the employee resides, is hired and in which the services are being performed, and employer’s liability insurance in the amount of $500,000 each accident for bodily injury by accident, $500,000 each employee for bodily injury -12- by disease, and $500,000 policy limit for bodily injury by disease, or such other amount as may be required by umbrella policy to effect umbrella coverage. (b) Contractor’s Insurance Obligations. Managing Member shall require the Project’s general contractors and all subcontractors to obtain and maintain at all times during performance of work for the Company an occurrence form commercial general liability policy on a primary and non-contributing basis with a minimum of $1,000,000 per occurrence/$2,000,000 annual aggregate per location / project and an umbrella / excess liability in the minimum amount of $5,000,000 per location / project, or in such other amounts as may be approved by the Members, on which the Company is named as an additional insured. In addition, Managing Member shall require that the Project’s general contractors and all subcontractors carry worker’s compensation coverage as required by law, including a waiver of subrogation in favor of the Company. (c) D&O Insurance. Managing Member may purchase and maintain insurance on behalf of the executive officers of Managing Member against liability asserted against such person and incurred by such person arising out of such person’s actions on behalf of Managing Member (or any other Member, as applicable) under this Agreement; provided that the cost of such insurance is included in the approved Annual Budget for the applicable year and such coverage is available at commercially reasonable rates. (d) Other. The insurance required herein may be issued as blanket insurance, provided the required coverages are not diminished by such blanket policies. All policies shall be written on such terms, in such form and for such periods and amounts as the Company shall from time to time reasonably designate or approve, shall be primary and without right of contribution from other insurance which may be available, shall waive any right of set off, counterclaim or subrogation, shall provide that the insurance shall not be invalidated by any action or inaction by Managing Member, and shall provide that they shall not be canceled or amended without at least thirty (30) days’ prior written notice to the Company. 2.06 Members Have No Managerial Authority. The Members shall have no power to participate in the management of the Company, except as expressly authorized by this Agreement. 2.07 Meetings. The Company shall not be required to hold regular meetings of Members. Any Member may call a meeting of Members for the purpose of discussing Company business. Unless otherwise approved by the Members, any meeting of Members shall be held during normal business hours either telephonically or in person at the Company’s principal office on such day and at such time as are reasonably convenient for the Members. 2.08 Liability and Indemnity. No Member, Managing Member or Partnership Representative (nor any officer, director, member, manager, constituent partner, agent or employee of the Company or a Member, Managing Member or Partnership Representative) shall be liable or accountable in damages or otherwise to the Company or to any other Member, Managing Member or Partnership Representative for any good faith error of judgment or any good faith mistake of fact or law in connection with this Agreement, or the services provided to the Company except in the case of willful misconduct or gross negligence. To the maximum extent permitted by law, the Company does hereby indemnify, defend and agree to hold each Member, Managing Member or Partnership Representative (and each such officer, director, member, manager, constituent partner,

-13- agent or employee of a Member, Managing Member or Partnership Representative) wholly harmless from and against any loss, expense or damage (including, without limitation, reasonable attorneys’ fees and costs) suffered by such Member, Managing Member or Partnership Representative (and/or such officer, director, member, manager, constituent partner, agent or employee of a Member, Managing Member or Partnership Representative) by reason of anything which such Member (and/or such officer, director, member, manager, constituent partner, agent or employee of a Member, Managing Member or Partnership Representative) may do or refrain from doing hereafter for and on behalf of the Company and in furtherance of its interest; except in the case of willful misconduct or gross negligence in performing or failing to perform its duties hereunder. To the maximum extent permitted by law, each Member, Managing Member or Partnership Representative does hereby indemnify, defend and agree to hold the Company and each other Member, Managing Member or Partnership Representative wholly harmless from and against any loss, expense or damage (including, without limitation, reasonable attorneys’ fees and costs) suffered by the Company or such other Member, Managing Member or Partnership Representative as a result of such indemnifying person’s willful misconduct or gross negligence in performing or failing to perform such indemnifying person’s duties hereunder. 2.09 Business Plan and Budget. Attached hereto as Annex C is a plan approved by the Members setting forth the general description of the overall business plan of the Company with respect to the Project (the “Business Plan”). Notwithstanding the approval of such Business Plan by the Members, in the event of any conflict or inconsistency between any provision of the Business Plan and any provision of this Agreement, the provisions of this Agreement shall control and supersede the provisions of the Business Plan. On or before the Update Date (defined below) in any year, Managing Member shall prepare an update and any other necessary modifications to the Business Plan for the review and approval of the Members. (a) Annual Budget. Attached hereto as Annex C is the annual budget in connection with the ownership, operation, and leasing of the Project (the “Annual Budget”) approved by the Members for the period set forth therein. On or before November 15, 2024, and on or before the first Business Day of November of each year thereafter (each an “Update Date”), Managing Member shall prepare a new Annual Budget which shall be required to be approved by the Members, which shall set forth, by individual category, the costs and expenses projected to be incurred by the Company for the ensuing fiscal year. (b) Interim Annual Report. If any Annual Budget, or any category thereof, is not approved by the Members for any fiscal year as of the commencement of such fiscal year (or other period), then the approved categories of the proposed Annual Budget shall be in effect, but as to the categories which were disapproved, one hundred five percent (105%) of the last approved Annual Budget line items shall be in effect until the Members approve the new Annual Budget as to such categories. Adjustments to the last approved Annual Budget shall automatically be made to reflect actual increases in real property taxes, insurance premiums, utility charges and payments required under contracts to which the Company is a party at the time of the expiration of the Annual Budget, and shall not require the consent of any Member. (c) Emergency Expenditures; Reallocation. Managing Member shall have the right, power and authority, without the consent of any other Member, to cause the Company to incur emergency expenditures (“Emergency Expenditures”) not included in the Annual Budget -14- to the extent Managing Member reasonably believes that such expenditures are necessary following a casualty or other comparable event to prevent imminent damage to persons or property on or about the Project (and shall notify each other Member prior to making such expenditures to the extent reasonably possible under the circumstances). Managing Member may fund Emergency Expenditures from Company reserves and contingencies in the Annual Budget. (d) Reallocation. Managing Member shall be permitted to reallocate amounts set forth in particular line items on the Annual Budget to the extent that Managing Member reasonably determines that savings are expected with respect to any such line item. 2.10 Approval of Certain Agreements and Service Agents. (a) Each Member acknowledges that it has reviewed and hereby approves the following: (i) the Mortgage Loan Agreements; (ii) the DCAS Lease; (iii) the Project Management and Asset Management Agreement dated as of even date herewith between Savanna Project Management, LLC and Mortgage Borrower; (iv) the Management Agreement dated as of April 17, 2019 between Mortgage Borrower and CBRE, Inc.; (v) the Leasing Agreement dated as of December 11, 2014 between Mortgage Borrower and Newmark and Company Real Estate Inc., d/b/a Newmark, as amended that certain letter agreement on November 28, 2017; (vi) the Rental Agency Agreement dated as of July 24, 2019 between Mortgage Borrower and Cushman & Wakefield; (vii) the Amended and Restated Rental Agency Agreement (Retail) dated as of even date herewith between Mortgage Borrower and Savanna Commercial Services LLC; and (viii) the Second Amended and Restated Rental Agency Agreement (Office) dated as of even date herewith between Mortgage Borrower and Savanna Commercial Services LLC. (b) Without limiting Section 2.10(a), each Member hereby approves the counterparty to each of the agreements identified in clauses (iii) through (viii) of Section 2.10(a) as the manager, agent or other service provider, as applicable, with respect to the Property on the terms and subject to the conditions of the applicable agreement. (c) Each Member acknowledges that it has reviewed and hereby approves the SREF PSA and agrees that (i) the Company shall comply with any provision of the SREF PSA relating to the tax treatment of the Contingent Consideration (as therein defined) as if the Company was a party thereto and (ii) Pacific Oak may provide to SREF a copy of this Agreement (and any amendments hereto) in accordance with the SREF PSA and any other information required to be provided to SREF under the SREF PSA. 2.11 Reimbursements and Fees. None of the Members (or their respective Affiliates and/or other representatives) shall be paid any compensation for rendering services to the Company. Managing Member shall be reimbursed for any costs and/or expenses reasonably incurred on behalf of the Company or any Subsidiary that relate to the business and affairs of the Company or any Subsidiary to the extent Managing Member had authority to act on behalf of the Company or such Subsidiary; provided that such costs and/or expenses are permitted under an Annual Budget. 2.12 Limited Liability. Except as otherwise provided by any non-waivable provision of the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or -15- otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company. ARTICLE III MEMBERS’ CONTRIBUTIONS TO COMPANY 3.01 Capital Contributions. (a) Pacific Oak. (i) In exchange for Pacific Oak’s Common Interest Percentage, Pacific Oak has heretofore contributed to the capital of the Company as reflected in the Company’s books and records. (ii) In exchange for Pacific Oak’s Preferred Interest Percentage, Pacific Oak shall make additional contributions to the capital of the Company, in cash, as necessary to satisfy in full the “Minimum Equity Requirement” required under that certain Funding Guaranty dated on or about even date herewith from Pacific Oak Strategic Opportunity REIT, Inc. in favor of Administrative Agent in connection with the Mortgage Loan; provided, however, that the aggregate total of Pacific Oak’s capital contributions made under this Section 3.01(a)(ii) shall not exceed $105,000,000. (b) Invesco. In exchange for Invesco’s Preferred Interest Percentage, the following shall occur as of the Effective Date: (i) Invesco shall assign (or cause its Affiliate to assign) to the Company all of the right, title and interest in and to the outstanding principal balance and unpaid interest under the Mezzanine Loan Agreement and all other amounts (if any) outstanding (whether or not currently due) under the Mezzanine Loan Documents; and (ii) Invesco shall be deemed to have contributed to the capital of the Company an amount equal to $88,974,888.78. In furtherance of the foregoing, Invesco hereby represents and warrants as follows effective as of the Effective Date: (i) All obligations of Mezzanine Borrower and its Affiliates and any other persons and entities under the Mezzanine Loan Documents shall be deemed terminated, extinguished and be of no further force or effect (notwithstanding anything to the contrary contained therein); (ii) Invesco Investments hereby releases, terminates and discharges without further action any and all mortgages, liens, charges, encumbrances, security interests, pledges, participations, guarantees, agreements and other rights of any kind and nature heretofore granted to Invesco Investments, or which Invesco Investments may have, in or to any assets, properties or capital stock heretofore pledged as collateral under the Mezzanine Loan Documents or securing any amounts owed to Invesco Investments thereunder or any obligations of Mezzanine Borrower or any party thereunder; and (iii) The Company or any designee thereof shall be authorized to take such steps as may be necessary to file with the appropriate filing offices without the signature of Invesco Investments such UCC termination statements and releases (or UCC -16- in lieu financing statements or similar documents required by any laws of any applicable jurisdiction) as are necessary to fully release any and all security interests created pursuant to the Uniform Commercial Code with respect to the Mezzanine Loan Documents. Without limiting any other representations and warranties provided hereunder, Invesco Investments hereby represents and warrants that (1) it has the power, authority and full legal capacity to agree to the actions contemplated by this Section 3.01(b), (2) such actions do not and will not violate or conflict with any of its charter documents or cause a breach under any other instrument or contract to which it is a party, and (3) immediately prior to the consummation of such actions, it held all right, title and interest in and to the Mezzanine Loan Documents, free and clear of all liens, claims and encumbrances. Furthermore, Invesco Investments hereby agrees that each party to a Mezzanine Loan Document that is not a party hereto is and shall be an express third party beneficiary to this Section 3.01(b) and may enforce such section to the same extent as though a party hereto. 3.02 Additional Capital Contributions. All capital calls not governed by Section 3.01 above shall be subject to approval by the Members pursuant to Section 2.02(u) above. 3.03 Default in Capital Commitment. If Pacific Oak (the “Defaulting Member”) shall fail to contribute any amounts required to be contributed pursuant to Section 3.01(a)(ii) (the “Defaulted Amount”) and such failure shall continue for at least five (5) Business Days following notice to the Defaulting Member, then Invesco (the “Non-Defaulting Member”) may, but shall not be obligated to, contribute some or all of the Defaulted Amount as a loan to the Defaulting Member (a “Default Loan”). A Default Loan shall not be considered a capital contribution by the Non-Defaulting Member and shall not increase the Capital Account balance or the Preferred Interest Percentage of the Non-Defaulting Member, but instead shall be treated as a non-recourse loan by the Non-Defaulting Member to the Company and shall bear interest at the lesser of (x) the Default Loan Rate (hereinafter defined) or (y) the maximum amount permitted by law and shall be due on demand. “Default Loan Rate” is defined as a cumulative annual rate equal to fifteen percent (15%), compounded quarterly (pro-rated for periods of less than one year), on the daily average outstanding balance during each fiscal year of the aggregate unreturned Default Loan. 3.04 Member Loans. Any loan made by a Member to the Company pursuant to this Section 3.04 shall be referred to herein as a “Member Loan.” (a) In the event Managing Member determines, in its good faith and reasonable discretion, that funds in addition to those otherwise obtained pursuant to Section 3.01 are necessary (i) for the landlord to achieve the Final DCAS Rent Commencement Date (as defined in the DCAS Lease); or (ii) for the Company to meet the Annual Budget and/or Business Plan (including funds necessary to pay debt service under the Mortgage Loan, budgeted future lease rollover expenses, and to pay De Minimis Expenditures and Emergency Expenditures permitted under this Agreement), then Managing Member shall deliver written notice (a “Member Loan Notice”) of such actual or projected cash deficit to Pacific Oak and Invesco requesting that they agree that a Member Loan should be made; provided that Co-Managing Member shall have the right and authority to deliver a Member Loan Notice if Managing Member fails to request any Member Loan within ten (10) Business Days following Co-Managing Member’s delivery of written notice to

-17- Managing Member that additional funds are needed by the Company for such stated reasons. Within ten (10) Business Days following the effective date of any Member Loan Notice, each Member shall notify Managing Member (a) whether or not such Member agrees that a Member Loan should be made in the amount specified in such Member Loan Notice, and (b) whether such Member elects, in its sole and absolute discretion, to make such Member Loan. If the Members (y) agree that a Member Loan in the amount specified in a Member Loan Notice should be made, and (z) elect to advance such funds to the Company, such funds shall be advanced by the Members in proportion to their respective Preferred Interest Percentages. Unless both Members agree to the foregoing, either Member may make the Member Loan or any portion thereof. Each Member Loan made pursuant to this Section 3.04(a) shall bear interest at the lesser of (x) the Special Loan Rate (hereinafter defined) or (y) the maximum amount permitted by law. “Special Loan Rate” is defined as a cumulative annual rate equal to fifteen percent (15%), compounded quarterly (pro- rated for periods of less than one year), on the daily average outstanding balance during each fiscal year of the aggregate unreturned Member Loan. (b) [Reserved]. (c) All Member Loans shall be structured to qualify as “real estate assets” within the meaning of Section 856(c)(5) of the Code Any and all advances made by any Member to the Company pursuant to this Section 3.04 shall be treated as a Member Loan with recourse only to the assets of the Company (and not to the assets of any Member). If, from any circumstances whatsoever, the Members ever receive as interest under a Member Loan in an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under such Member Loan and not to the payment of interest. (d) Any and all Member Loans shall be due and payable from the first available funds of the Company and in any event upon the liquidation of the Company (with all payments being applied first to accrued interest and then to the outstanding principal balance); and if more than one Member Loan is outstanding, the Company shall make payments under all Member Loans on a pari passu basis. The repayment of any Member Loan shall be made prior to any distributions of Net Cash or other cash proceeds to the Members. Accordingly, notwithstanding the provisions of Articles V and VIII, until any and all Member Loans are repaid in full, the Members shall draw no further distributions from the Company and all cash or property otherwise distributable with respect to the Interests of the Members shall be paid to the Member(s) making Member Loan(s) in proportion to, and as a reduction of, the outstanding balance(s) of such Member Loan(s), with such funds being applied first to reduce any interest accrued thereon, and then to reduce the principal amount thereof. 3.05 Determination of IRR Returns. The IRR Return described in Section 5.01 shall be determined based upon internal rate of return of Pacific Oak and Invesco, as applicable. As used in this Agreement, the term “IRR Return” means for each of Pacific Oak and Invesco, as applicable, the effective annual discount rate that results in a net present value equal to zero when the discount rate is applied to all capital contributions actually funded (or deemed funded) by each such Member pursuant to Section 3.01(a)(ii) or Section 3.01(b), as applicable, that are attributable to its Preferred Interest Percentage (other than any capital contributions that are reimbursed under the DCAS Lease) and all distributions made by the Company to each such Member pursuant to -18- Section 5.01(c), Section 5.01(d) and Section 5.01(e) based on the actual date of capital contributions (or deemed capital contributions) and distributions. The IRR Return shall be calculated using the XIRR function provided in Microsoft Office Excel to compute internal rate of return. It is understood by the Members that the achievement of a particular IRR Return requires both a return of all capital contributions plus a cumulative return on such capital contributions at the applicable percentage IRR Return. 3.06 Capital Contributions in General. Except as otherwise expressly provided in this Agreement or as otherwise agreed to by all Members in writing (i) no Member may withdraw all or any portion of any contribution that such Member may have made to the capital of the Company without each other Member’s consent, (ii) no Member shall be entitled to receive interest on such Member’s contributions to the capital of the Company, and (iii) no Member shall be required or entitled to contribute additional capital to the Company. 3.07 Guaranties. (a) Required Guaranties. Any guaranty, indemnity or other similar undertaking required provided or to be provided by Pacific Oak or an Affiliate thereof (in such capacity, a “Guarantor”) pursuant to a Mortgage Loan Agreement is hereinafter referred to as a “Required Guaranty”. Guarantor shall not receive any fees or other compensation for making a Required Guaranty. (b) Guarantor Losses Caused by Invesco. All amounts paid or payable by Guarantor pursuant to a Required Guaranty as a result of any conduct or action that Invesco or its Affiliates which is a result of any gross negligence, fraud or intentional misconduct of Invesco or its Affiliates shall be funded solely by Invesco by reimbursing Guarantor in respect thereof or, if directed by Guarantor, by making such payment directly to the party to whom the guaranteed amount is payable. If and to the extent Invesco has failed to fully satisfy obligation under this Section 3.07(b) within fifteen (15) Business Days following the date Invesco is notified that Guarantor has made or is required to make payment under the applicable Required Guaranty, Pacific Oak may Pacific Oak may elect to fund all or any portion of such obligations, in which case such payment shall be treated as a Default Loan made by Pacific Oak. (c) Indemnification. The Company shall indemnify, defend and hold harmless each Guarantor for any and all losses suffered under any Required Guaranty, provided that no such indemnification shall be made (and Guarantor shall reimburse any funds advanced to it in connection with a defense of a claim and indemnify the Company and the other Member) to the extent a court of competent jurisdiction determines that such loss was a result of any conduct or action that such Guarantor or its Affiliates shall have taken in violation of this Agreement or which is a result of any gross negligence, fraud or intentional misconduct of such Guarantor or its Affiliates. -19- ARTICLE IV ALLOCATION OF PROFITS AND LOSSES 4.01 In General. (a) Net Profits and Net Losses shall be allocated among the Members in such a manner so as, to the maximum extent possible, to make each Member’s Capital Account as of the close of each year (increased by the Member’s share of “partnership minimum gain” as defined in Treasury Regulation Section 1.704-2(b)(2) and “partner nonrecourse debt minimum gain” as defined in Treasury Regulation Section 1.704-2(i)(5)) equal the amount that the Member would receive if, as of the close of such year, all the assets of the Company were sold for their Book Values (as determined immediately before such deemed sale), the proceeds were applied to pay all Company liabilities and the remaining net proceeds were distributed to the Members in accordance with Section 5.01, as then applicable at the time of such allocations. As used in this Agreement, the term “Interest” means in respect to any Member, all of such Member’s right, title and interest in and to the Net Profits, Net Losses, Net Cash, and capital of the Company, and any and all other interests therein (including any Preferred Interest Percentage and Common Interest Percentage owned by such Member) in accordance with the provisions of this Agreement and the Act. As used in this Agreement, the terms “Net Profits” and “Net Losses” mean, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss, as the case may be, for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments: (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses shall be added to such taxable income or loss; (ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704- 1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses shall be subtracted from such taxable income or loss; (iii) in the event the Book Value of any Company asset is adjusted in accordance with clauses (ii) or (iv) of the definition of “Book Value”, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses; (iv) any gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from its book value; (v) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, whenever the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a Fiscal Year, depreciation, amortization or other cost recovery deductions -20- allowable with respect to an asset shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income taxes of an asset at the beginning of a year is zero, depreciation, amortization or other cost recovery deductions shall be determined by reference to the beginning Book Value of such asset using any reasonable method selected by the Members; and (vi) any items which are specially allocated pursuant to Section 4.02 shall not be taken into account in computing Net Profits or Net Losses. (b) As used in this Agreement, the term “Book Value” means, with respect to any asset, the adjusted basis of that asset for federal income tax purposes, except as follows: (i) the initial Book Value of any asset contributed by a Member to the Company will be the fair market value of the asset on the date of the contribution, as reasonably determined by the Members; (ii) the Book Values of all assets will be adjusted to equal the respective fair market values of the assets, as reasonably determined by the Members, as of (1) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution, (2) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company if an adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company, (3) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704- 1(b)(2)(ii)(g), (4) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company, and (5) the issuance by the Company of a non-compensatory option to acquire an interest in the Company; (iii) the Book Value of any asset distributed to any Member will be the gross fair market value of the asset on the date of distribution as reasonably determined by the Members; (iv) the Book Values of assets will be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m), provided that Book Values will not be adjusted under this clause (iv) to the extent that the Members determine that an adjustment under clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this clause (iv); and (v) after the Book Value of any asset has been determined or adjusted under clauses (i), (ii) or (iv) above, Book Value will be adjusted by the depreciation, amortization or other cost recovery deductions taken into account with respect to the asset for purposes of computing Net Profits or Net Losses.

-21- (c) The Company shall maintain “Capital Accounts” for each Member in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). The Company shall make all adjustments required under Treasury Regulation Section 1.704-1(b)(2)(iv), including the adjustments contained in Section 1.704-1(b)(2)(iv)(g), relating to Section 704(c) property as set forth in Section 4.03. As used in this Agreement, the term “Treasury Regulation” means any proposed, temporary, and/or final federal income tax regulation promulgated by the United States Department of the Treasury as heretofore and hereafter amended from time to time (and/or any corresponding provisions of any superseding revenue law and/or regulation). 4.02 Special Allocations. (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement, if there is a net decrease in “partnership minimum gain” (as defined in Treasury Regulation Section 1.704-2(b)(2)) for a Company taxable year, each Member shall be allocated, before any other allocation of Company items for the taxable year, items of gross income and gain for the year (and, if necessary, for subsequent years) in proportion to, and to the extent of, the amount of the Member’s share of the net decrease in minimum gain during the year. The income allocated under this Section 4.02(a) in any taxable year shall consist first of gains recognized from the disposition of property subject to one or more nonrecourse liabilities of the Company, and any remainder shall consist of a pro rata portion of other items of income or gain of the Company. The allocation otherwise required by this Section 4.02(a) shall not apply to a Member to the extent not required, as provided in Treasury Regulation Section 1.704-2(f)(2) through (5). (b) Qualified Income Offset. Notwithstanding any other provision of this Agreement, if a Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases an Adjusted Capital Account Deficit with respect to the Member, items of Company gross income and gain shall be specially allocated to the Member in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. (c) Gross Income Allocation. If at the end of any Company taxable year, a Member has an Adjusted Capital Account Deficit, the Member shall be specially allocated items of Company income or gain in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. (d) Nonrecourse Deductions. Any “nonrecourse deductions” (as defined in Treasury Regulation Section 1.704-2(b)(1)) shall be allocated among the Members in accordance with their respective Interests. (e) Partner Nonrecourse Debt. Notwithstanding any other provision of this Agreement, any “partner nonrecourse deductions” (as defined in Treasury Regulation Section 1.704-2(i)(2)) shall be allocated to those Members that bear the economic risk of loss for the applicable partner nonrecourse debt, and among those Members in accordance with the ratios in which they share the economic risk, determined in accordance with Treasury Regulation Section 1.704-2(i). If there is a net decrease for a Company taxable year in any “partner nonrecourse debt minimum gain” (as defined in Treasury Regulation Section 1.704-2(i)(5)), each Member with a share of such partner nonrecourse debt minimum gain as of the beginning of such -22- year shall be allocated items of gross income and gain in the manner and to the extent provided in Treasury Regulation Section 1.704-2(i)(4). (f) Adjusted Capital Account Deficit. As used in this Agreement, “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in the Member’s Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments: (i) crediting thereto (A) the amount of the Member’s shares of partnership minimum gain and partner nonrecourse debt minimum gain, and (B) the amount of Company liabilities allocated to the Member under Section 752 of the Code with respect to which the Member bears the economic risk of loss (as defined in Treasury Regulation Section 1.752-2(a)), to the extent such liabilities do not constitute partner nonrecourse debt under Treasury Regulation Section 1.752-2 and (ii) reduced by all reasonably expected adjustments, allocations and distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). (g) Interpretation. The foregoing provisions of this Section 4.02 are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted consistently with this intention. Any terms used in such provisions that are not specifically defined in this Agreement shall have the meaning, if any, given such terms in the Treasury Regulations cited above. 4.03 Differing Tax Basis; Tax Allocation. (a) Except as otherwise provided in this Section 4.03, items of income, gain, loss and deduction of the Company to be allocated for income tax purposes shall be allocated among the Members on the same basis as the corresponding book items are allocated under Sections 4.01 and 4.02. (b) Depreciation and/or cost recovery deductions and gain or loss with respect to each item of property treated as contributed to the capital of the Company or revalued under Treasury Regulation Section 1.704-1(b)(2)(iv)(f) shall be allocated among the Members for federal income tax purposes in accordance with the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder so as to take into account the variation, if any, between the adjusted tax basis of such property and its book value (as determined for purposes of the maintenance of Capital Accounts in accordance with this Agreement and Treasury Regulation Section 1.704-1(b)(2)(iv)(g)). For purposes of this Agreement, the term “Code” means the Internal Revenue Code of 1986, as heretofore and hereafter amended form time to time (and/or any corresponding provision of any superseding revenue laws). ARTICLE V DISTRIBUTION OF CASH FLOW 5.01 Distribution of Net Cash. Net Cash shall be distributed at such times as are determined by Managing Member, but no less often than quarterly, in the following order of priority; (a) First, to the Non-Defaulting Member until all Default Loans have been repaid in full (with payments to be applied first to accrued interest and then to outstanding principal); -23- (b) Second, to the repayment of accrued interest and then outstanding principal under all unrepaid Member Loans (if any); (c) Third, ninety percent (90%) to Pacific Oak and ten percent (10%) to Invesco, until Pacific Oak has received from and after the Effective Date an IRR Return of ten percent (10%); (d) Fourth, seventy-five percent (75%) to Pacific Oak and twenty five percent (25%) to Invesco, until Pacific Oak has received from and after the Effective Date an IRR Return of fifteen percent (15%); and (e) Fifth, sixty percent (60%) to Pacific Oak and forty percent (40%) to Invesco; provided, however, that notwithstanding the foregoing, once Invesco has received distributions of Net Cash hereunder in an aggregate amount of cash equal to its initial deemed capital contribution plus an IRR Return of seven percent (7.0%) (such event being hereinafter referred to as the “Redemption Trigger Event”), (i) all further distributions of Net Cash shall thereafter be made one hundred percent (100%) to the holders of the Common Interest Percentages in proportion to their respective Common Interest Percentages (i.e., 100% to Pacific Oak), and (ii) Invesco’s Interest shall be redeemed pursuant to the provisions of Section 7.02 below so that Pacific Oak shall become the sole Member of the Company and the sole holder of the Preferred Interest Percentages and the Common Interest Percentages. 5.02 Limitation on Distributions. Notwithstanding any other provision contained in this Agreement, the Company shall not make any distributions of Net Cash (or other proceeds) to any Member if such distribution would violate the Act or other applicable law. 5.03 In-Kind Distribution. Assets of the Company (other than cash) shall not be distributed in kind to the Members without the prior approval of the Members. In the event of any distribution of real property in kind, each Member hereby waives any right of partition in respect thereof. 5.04 Withholding; Withholding Advances. (a) Withholding Certificates. Each Member shall furnish to the Company from time to time all such information as is required by applicable law or otherwise reasonably requested by the Company (including certificates in the form prescribed by the Code or Treasury Regulations or applicable state, local or foreign laws) to permit the Company to ascertain whether and in what amount withholding is required in respect of such Member. (b) Authorization to Withhold. The Company is hereby authorized at all times to withhold tax and/or make payments with respect to a Member (“Withholding Advances”) to any federal, state, local or foreign taxing authority (a “Taxing Authority”) with respect to any distribution, payment, allocation by the Company of income or gain, or other amount to a Member (including any payments made pursuant to Code Section 6225 that are allocable to a Member), in each case as determined in the sole discretion of the Partnership Representative, as applicable and to withhold the same from distributions to such Member. Any funds withheld from a distribution -24- by reason of this Section 5.04(b) will be treated as being distributed to the applicable Member in question for all purposes under this Agreement and, as such, will be charged against the Member’s Capital Account. (c) Treatment of Repayment of Withholding Advances. Any Withholding Advance made by the Company to a Taxing Authority on behalf of a Member and not simultaneously withheld from a distribution to that Member will be treated for all purposes under this Agreement as if such amount had been distributed to such Member under Section 5.01, and will reduce the amount otherwise distributable to such Member pursuant to Section 5.01. If the amount of the Withholding Advance to a Member exceeds the amount otherwise distributable to that Member, then this excess amount will be treated as an advance to such Member made as of the date of payment to the applicable Taxing Authority. Amounts treated as advanced to any Member pursuant to this Section 5.04(c) shall, with interest thereon accruing from the date of advancement at a rate equal to the prime rate published in the Wall Street Journal on the date of advancement plus two percent (2.0%) per annum (the “Company Interest Rate”), be promptly repaid within fifteen (15) days after the Company gives notice to such Member making demand therefor; or with the consent of the Managing Member, be repaid by reducing the amount of the next succeeding distribution or distributions to be made to such Member (which reduction amount shall be deemed to have been distributed to the Member, but which shall not further reduce the Member’s Capital Account if the Managing Member shall have initially charged the amount of the Withholding Advance to the Capital Account). The Company may collect any unpaid Withholding Advances to a Member from any distributions, including under Section 5.01, that would otherwise be made to such Member. Interest shall cease to accrue from the time the Member on whose behalf the Withholding Advance was made repays such Withholding Advance (and all accrued interest) by either method of repayment described above. (d) Indemnification. Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability with respect to taxes, interest or penalties that may be asserted by reason of the Company’s failure to deduct and withhold tax on amounts distributable or allocable to such Member. Any amount payable as indemnity hereunder by any Member will be paid promptly to the Company, and if not so paid, the Company will be entitled to retain any distributions or other payments due to such Member for all such amounts. The amount payable as indemnity hereunder will bear interest commencing on the date on which the amount giving rise to the indemnity was paid by the Company or the Member at an annual rate equal to the Company Interest Rate. (e) Survival. The provisions of this Section 5.04 and the obligations of a Member pursuant to this Section 5.04 shall survive the termination, dissolution, liquidation and winding up of the Company and the withdrawal of such Member from the Company or transfer of its interest in the Company. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.04, including bringing a lawsuit to collect repayment with interest of any Withholding Advances. (f) Overwithholding. None of the Company, the Managing Member or the Partnership Representative shall be liable for any excess amount withheld in respect of any distribution, other payment, or allocation of income or gain to a Member. In the event of an

-25- overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Taxing Authority. (g) Imputed Underpayment Amounts. Any Imputed Underpayment Amount (defined below) shall be treated as if it were paid by the Company as a Withholding Advance with respect to the appropriate Members. The Partnership Representative shall reasonably determine the portion of an Imputed Underpayment Amount attributable to each Member or former Member. The portion of the Imputed Underpayment Amount that the Partnership Representative attributes to a Member shall be treated as a Withholding Advance with respect to such Member. The portion of the Imputed Underpayment Amount that the Partnership Representative attributes to a former Member of the Company shall be treated as a Withholding Advance with respect to both such former Member and such former Member’s transferee(s) or assignee(s), as applicable, and the Partnership Representative may in its discretion exercise the Company’s rights pursuant to this Section 5.04 in respect of either or both of the former Member and its transferee or assignee. The term “Imputed Underpayment Amount” means (i) any “imputed underpayment” within the meaning of Section 6225 of the Code (and any Treasury Regulations promulgated thereunder and with respect thereto), and under any comparable provision of state or local law, paid (or payable) by the Company as a result of an adjustment with respect to any item of Company income, loss, gain, deduction or credit, including any interest or penalties with respect to any such adjustment, (ii) any amount not described in clause (i) (including any interest, penalties or additions to tax with respect to such amounts) paid (or payable) by the Company as a result of the application of the provisions of Code Sections 6221-6241 (or any corresponding or similar provision of U.S. federal, state, local or foreign tax law), and (iii) any amount paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Company bears the economic burden of such amounts, whether by law or agreement, as a result of the application of the provisions of Code Sections 6221-6241 (or any corresponding or similar provision of U.S. federal, state, local or foreign tax law), including any interest, penalties or additions to tax with respect to such amounts. ARTICLE VI RESTRICTIONS ON TRANSFERS OF COMPANY INTERESTS 6.01 Limitations on Transfer. Except as set forth in Section 6.02, no Member shall be entitled to sell, exchange, assign, transfer or otherwise dispose of, pledge, hypothecate, encumber or otherwise grant a security interest in, directly or indirectly (collectively, a “Transfer”), all or any part of such Member’s Interest, without the prior written consent of the non-transferring Members (which consent may be withheld in such Member’s sole and absolute discretion). Any attempted Transfer in violation of the restrictions set forth in this Article VI shall be null and void ab initio and of no force or effect. Each Member shall indemnify, defend and hold the other Members and the Company harmless from and against any and all costs, expenses and losses associated with any Transfer in violation of the restrictions set forth in this Article VI, including without limitation any transfer taxes and any increase in real estate or other taxes incurred as a result of such transfer. 6.02 Permitted Transfers. Any Member and/or any direct or indirect constituent owner of any Member may transfer all or any portion of such Member’s Interest and/or such constituent -26- owner’s direct or indirect ownership interest in such Member as follows (each a “Permitted Transfer”) to a person or entity described below (a “Permitted Transferee”) without complying with the provisions of Section 6.01. If and to the extent that a Member has Transferred its Interest to a Permitted Transferee, all references to such Member shall from and after the date of such Transfer be deemed to refer to such Permitted Transferee to the extent of the transferred Interest, as the context may require; provided, however, that the Transferring Member shall have the exclusive right to exercise rights (including, without limitation, voting and approval rights) on behalf of itself and its Permitted Transferee (unless the Permitted Transferee has acquired 100% of the transferring Member’s interests). (a) Transfer Between Members. Notwithstanding anything stated to the contrary in this Agreement, any Member may sell, assign or otherwise transfer all or any part of its Interest to any other Member on such terms as are agreed to by both Members. (b) Pacific Oak Indirect Transfers. Notwithstanding anything stated to the contrary in this Article VI or elsewhere in the Agreement, any Transfer of equity interests or other interests in Pacific Oak, or in any of the direct or indirect owners of Pacific Oak (including, without limitation, Pacific Oak SOR Acquisition XXV, LLC, Pacific Oak SOR Properties, LLC, Pacific Oak Strategic Opportunity Limited Partnership or Pacific Oak Strategic Opportunity REIT, Inc.) shall not be prohibited (and shall be expressly permitted) provided that Pacific Oak Strategic Opportunity REIT, Inc. continues to own, either directly or indirectly, at least fifty-one percent (51%) of the ownership interests in Pacific Oak. (c) Pacific Oak Direct Transfers. Pacific Oak shall have the right to Transfer all or any portion of its Interest to (a) a Pacific Oak Affiliate (defined below) without Invesco’s approval and (b) another entity that is not a Pacific Oak Affiliate with Managing Member’s approval, which approval may be withheld in Invesco’s reasonable discretion. A “Pacific Oak Affiliate” is any entity in which at least fifty-one percent (51%) of the ownership interests is owned, directly or indirectly, through one or more intermediaries, by Pacific Oak Strategic Opportunity REIT, Inc. (d) Invesco Indirect Transfers. Notwithstanding anything stated to the contrary in this Article VI or elsewhere in the Agreement, any Transfer of equity interests or other interests in Invesco, or in any of the direct or indirect owners of Invesco shall not be prohibited (and shall be expressly permitted) provided that Invesco Investments continues to own, either directly or indirectly, at least fifty-one percent (51%) of the ownership interests in Invesco. (e) Invesco Direct Transfers. Invesco shall have the right to Transfer all or any portion its Interest to (a) an Invesco Affiliate (defined below) without Pacific Oak’s approval and (b) another entity that is not an Invesco Affiliate with Pacific Oak’s approval, which approval may be withheld in Pacific Oak’s reasonable discretion. An “Invesco Affiliate” is any entity in which at least fifty-one percent (51%) of the ownership interests is owned, directly or indirectly, through one or more intermediaries, by Invesco Investments. In the event of any Permitted Transfer, any such Permitted Transferee shall receive and hold such Interest, such ownership interest or portion thereof subject to the terms of this Agreement and to the obligations hereunder of the transferor and there shall be no further transfer of such -27- Interest, such ownership interest or portion thereof except to a person or entity to whom such Permitted Transferee could have transferred such Interest, such ownership interest or portion thereof in accordance with this Section 6.02 had such Permitted Transferee originally been a Member or a constituent owner of a Member as of the Effective Date or otherwise in accordance with the terms of this Agreement. Notwithstanding any provision of this Agreement to the contrary, no Member and/or any direct or indirect constituent owner of any Member shall transfer all or any portion of such Member’s Interest or permit the transfer of any direct or indirect ownership interest in such Member if such transfer would (i) be a default under the Mortgage Loan or any refinance thereof, (ii) cause a tax termination of the Company under Section 708 of the Code that has any adverse effect on any Member or (iii) adversely affect the Company’s status as a partnership for income tax purposes. Any real property transfer tax associated with the Project that is incurred as a result of one or more Transfers by a Member shall be borne by the Members in accordance with their Transfer Tax Percentages. The “Transfer Tax Percentage” with respect to any Member shall be the percentage equivalent of a fraction, the numerator of which is the aggregate Interest (expressed as a percentage) transferred by such Member as of the date any transfer taxes are imposed as a result of one or more Transfers and the denominator of which is the aggregate Interests (expressed as a percentage) transferred by all of the Members. 6.03 Admission of Substituted Members. If any Member transfers such Member’s Interest to a transferee in accordance with Sections 6.01 or 6.02, then such transferee shall only be entitled to be admitted into the Company as a substituted Member if (i) the Members approve such admission in writing and this Agreement is amended to reflect such admission; (ii) the non- transferring Member approves the form and content of the instrument of transfer; (iii) the transferor and transferee named therein execute and acknowledge such other instruments as the non-transferring Member may deem reasonably necessary to effectuate such admission; (iv) the transferee in writing accepts and adopts all of the terms and conditions of this Agreement, as the same may have been amended; (v) the transferor pays, as the non-transferring Member may reasonably determine, all reasonable expenses incurred in connection with such admission, including, without limitation, legal fees and costs; and (vi) to the extent required the lender under the Mortgage Loan or any refinance has consented to such transfer. To the maximum extent permitted by applicable law, any transferee of an Interest who does not become a substituted Member shall have no right to require any information or account of the Company’s transactions, to inspect the Company books, or to vote on any of the matters as to which a Member would be entitled to vote under this Agreement. Any such transferee shall only be entitled to share in such Net Profits and Net Losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar items to which the transferor was entitled, to the extent transferred. A Member that transfers such Member’s Interest pursuant to Section 6.02 shall not cease to be a Member of the Company until the admission of the transferee as a substituted Member in accordance with this Agreement and, except as provided in the preceding sentence, shall continue to be entitled to exercise, and shall continue to be subject to, all of the other rights, duties and obligations of such Member under this Agreement. 6.04 Election; Allocations Between Transferor and Transferee. Upon the transfer of the Interest of any Member or the distribution of any property of the Company to a Member, the Company shall file, in the reasonable discretion of the Members, an election in accordance with applicable Treasury Regulations, to cause the basis of the Company property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code. Upon the transfer -28- of all or any part of the Interest of a Member as hereinabove provided, Net Profits and Net Losses shall be allocated between the transferor and transferee on the basis of a computation method that is in conformity with the methods prescribed by Section 706 of the Code and Treasury Regulation Section 1.706-1(c)(2) and approved by the Members affected by the method. 6.05 Waiver of Withdrawal and Purchase Rights. In accordance with the Act, each Member acknowledges and agrees that such Member may not voluntarily withdraw, resign or retire from the Company without the prior written consent of each other Member, which consent may be withheld in each such other Member’s sole and absolute discretion. Each Member further acknowledges and agrees that such Member shall not be entitled to receive the fair market value of such Member’s Interest pursuant to the Act. ARTICLE VII ELECTIVE SALE 7.01 Elective Sale of the Project. (a) At any time after the earlier of (i) the occurrence of an Event of Default or (ii) forty-two months (42) months after the Effective Date, either Invesco or Managing Member (if an Event of Default has not occurred) (the “Electing Sale Member”) shall have the continuing right upon notice to the other Member (the “Non-Electing Sale Member”) to solicit offers from third parties to sell the Project; provided that prior to soliciting any such offers or upon receipt of an unsolicited offer that the Electing Sale Member desires the Company accept, the Electing Sale Member shall provide written notice to the Non-Electing Sale Member (a “Sale Notice”) of its intent to solicit offers for the Project. The Sale Notice shall set forth the proposed sales price of the Project (the “Proposed Project Value”). For sixty (60) days following receipt of a Sale Notice, the Non-Electing Sale Member may elect to buy the Electing Sale Member’s Interest (a “Purchase Election”) in lieu of selling the Project by delivery of written notice thereof to Electing Sale Member (the “Purchase Election Notice”). If a Purchase Election is made the purchase price (the “Purchase Price”) for the Electing Sale Member’s Interest shall be the amount the Electing Sale Member would receive (net of reasonable and customary closing costs) if the Project were to be sold for the Proposed Project Value and the proceeds of such deemed sale were distributed upon a liquidation of the Company pursuant to Section 8.02. The closing of the purchase and sale of the Electing Sale Member’s Interest shall take place on a date agreed upon by the Electing Sale Member and the purchaser of such interest, which date may not be later than ninety (90) days following the date of the Purchase Election (the “Purchase Closing Date”). To be effective, the Purchase Election Notice must be accompanied by the deposit, in escrow with Commonwealth Land Title Insurance Company or Chicago Title Insurance Company, of a non-refundable (but applicable to the purchase price) cash deposit (the “Member Deposit”) equal to five percent (5%) of the product of (x) the Preferred Interest Percentage of the Electing Sale Member times (y) the Proposed Project Value. The closing of the purchase and sale of the Electing Sale Member’s Interest pursuant to the terms of this Section 7.01(a) shall be held on the Purchase Closing Date, at the office of the Company, or at such other location as the parties shall find mutually agreeable. At the closing: (A) the Electing Sale Member shall receive, by wire transfer of immediately available federal funds to an account designated by the Electing Sale Member, an amount equal to the Purchase Price; (B) the Electing Sale Member shall deliver to the Non-Electing Sale Member a duly executed and acknowledged instrument assigning to the Non-Electing Sale Member the

-29- Electing Sale Member’s Interest, which assignment shall be accompanied by such other documents and instruments, including, without limitation, corporate resolutions, as may be reasonably requested by the Non-Electing Sale Member or the Company in the exercise of their reasonable judgment or other documents requested by any title company; (C) the Non-Electing Sale Member shall deliver to the Electing Sale Member a duly executed and acknowledged instrument assuming the Electing Sale Member’s Interest and releasing Electing Sale Member from all claims pertaining to the Interests or the Company other than claims for breach of the representations and warranties of the Electing Sale Member described in the following sentence or a breach of any of the assignment documents executed by the Electing Sale Member and delivered to the Non-Electing Sale Member in connection with the transfer contemplated in this Section; (D) on the effective date of such assignment, the Company shall deliver a release to the Electing Sale Member releasing the Electing Sale Member from all liabilities and obligations of the Company arising from and after the date of such assignment; and (E) the Company shall use good faith commercially reasonable efforts to cause the Electing Sale Member or its Affiliates to be released from any liabilities under any guaranties for the benefit of the Company executed by the Electing Sale Member or its Affiliates, and if the beneficiaries of any such guaranty will not agree to such a release, the Non-Electing Sale Member shall indemnify and hold harmless the Electing Sale Member or its Affiliates who are guarantors of such liabilities in a form reasonably acceptable to Electing Sale Member. If the Non-Electing Sale Member is (i) Pacific Oak then Pacific Oak shall cause Pacific Oak SOR Properties, LLC (the “Pacific Oak Credit Party”) to guaranty the indemnification obligation in the prior sentence or (ii) Invesco then Invesco shall cause Invesco Investments (the “Invesco Credit Party”) to guaranty the indemnification obligation in the prior sentence; in each case as evidenced by each credit party’s execution of this Agreement. Such assignment shall be free and clear of all liens and encumbrances, and the Electing Sale Member shall deliver a written representation and warranty to such effect at the closing, which representation and warranty shall survive for a period of six (6) months following the closing. Each Member shall pay its legal fees in connection with the conveyance of the Interest pursuant to this Section, and all other costs and expenses (including, without limitation, transfer taxes) shall be shared by the Members in accordance with their Interests. In the event that the Non-Electing Sale Member defaults in its obligation to purchase the Electing Sale Member’s Interests pursuant to this Section 7.01 (a “Purchase Default Event”), (1) the Non-Electing Sale Member shall not be entitled to exercise the right to initiate the provisions of this Section 7.01 for a period of one (1) year from the date on which the closing was scheduled to occur, (2) the Member Deposit shall be forfeited by the Non-Electing Sale Member, and (3) the Electing Sale Member shall be thereafter be entitled to sell the Project without further restriction. (b) If a Purchase Election is not timely made or a Purchase Default Event has occurred, the Electing Sale Member shall have the right to retain brokers on behalf of the Company and to advertise the Project for sale and to cause the Company to sell the Project so long as such sale is consummated within one hundred eighty (180) days of the end of the sixty (60) day period for the Purchase Election. Electing Sale Member shall keep the Non-Electing Sale Member informed of the progress of the sale of the Project. The Non-Electing Sale Member shall cooperate with the Electing Sale Member in connection with the sale of the Project and shall execute such documents (in its capacity as a Member in the Company, and/or as Managing Member or Co- Managing Member, as applicable) as may be reasonably required to effectuate the sale of the Project; provided that the Non-Electing Sale Member shall not be exposed to any personal liability. Managing Member hereby irrevocably constitutes and appoints the Electing Sale Member (if the -30- Electing Sale Member is not Managing Member) as its agent and attorney-in-fact, coupled with an interest, for the purpose of executing and delivering any documents required to be executed and delivered by the Electing Sale Member pursuant to this Section 7.01 in the event Managing Member fails or refuses to execute the same upon the request of Electing Sale Member. (c) Notwithstanding the foregoing and provided that a Purchase Default Event has not occurred, if as a result of the Electing Sale Member’s marketing efforts, the Electing Sale Member receives a bona fide offer from a third party purchaser and desires to sell the Project in a sale that will result in (i) a purchase price that is less than ninety-five percent (95%) of the Proposed Project Value, or (ii) the Non-Electing Sale Member receiving less than it would have received (net of reasonable and customary closing costs) under this Agreement upon a liquidation of the Company pursuant to Section 8.02 had the Project been sold for ninety-five percent (95%) of the Proposed Project Value, the Electing Sale Member shall deliver a revised Sale Notice to the Non-Electing Sale Member, which shall set forth the new proposed sales price for the Project, and the Non-Electing Sale Member shall have thirty (30) days following receipt of the revised Sale Notice to make a Purchase Election in the manner described in Section 7.01(a) above in lieu of having the Project sold. If a Purchase Election with respect to the revised Sale Notice is not timely made, the Electing Sale Member shall have the right to cause the Company to sell the Project pursuant to Section 7.01(b). If a Purchase Election is timely made with respect to the revised Sale Notice, the Members shall follow the procedures set forth in Section 7.01(a) above; provided, however, that references to Proposed Project Value shall instead refer to the Proposed Project Value set forth in the revised Sale Notice. If a Purchase Election is timely made and a Purchase Default Event occurs, (1) the Non-Electing Sale Member shall not be entitled to exercise the right to initiate the provisions of this Section 7.01 for a period of one (1) year from the date on which the closing was scheduled to occur, (2) the Electing Sale Member shall be entitled to retain the Member Deposit, and (3) Electing Sale Member shall be thereafter be entitled to sell the Project without further restriction. 7.02 Redemption. At any time after the Redemption Trigger Event, the Company shall have the right, by written notice to Invesco, to require Invesco to assign to the Company for $1.00 Invesco’s entire interest in the Company pursuant to a redemption agreement substantially in the form of Exhibit C attached hereto. ARTICLE VIII DISSOLUTION AND WINDING UP OF THE COMPANY 8.01 Events Causing Dissolution of the Company. Upon any Member’s bankruptcy, retirement, resignation, expulsion or other cessation to serve or the admission of any new member into the Company, the Company shall not dissolve, but the business of the Company shall continue without interruption and without any break in continuity. The Company shall be dissolved and its affairs wound up upon the first to occur of: (i) the expiration of the term of the Company unless such term has been extended by the Members; (ii) the sale, transfer or other disposition by the Company of all or substantially all of its assets and the collection by the Company of any and all Net Cash derived therefrom; (iii) the agreement of the Members to dissolve the Company; or (iv) the entry of a decree of judicial dissolution pursuant to the Act. -31- 8.02 Winding Up of the Company. Upon the Liquidation of the Company caused by other than the termination of the Company under Code Section 708(b)(1)(B) (in which latter case the Company shall remain in existence in accordance with the provisions of such Section of the Code), the Members shall proceed to the winding up of the affairs of the Company. During such winding up process, the Net Profits, Net Losses and Net Cash distributions shall continue to be shared by the Members in accordance with this Agreement. The assets shall be liquidated as promptly as consistent with obtaining a fair value therefor, and the proceeds therefrom, to the extent available, shall be applied and distributed by the Company on or before the end of the taxable year of such Liquidation or, if later, within ninety (90) days after such Liquidation, in the following order: (i) first, to creditors of the Company (including Members who are creditors in the order of priority as provided by law including, without limitation, any Members that have made Member Loans and Default Loans); (ii) second, to the setting up of any reserves which the Members determine, in their reasonable discretion, are necessary for any contingent, conditional or unmatured liabilities or obligations of the Company (which shall be distributed at such time as is determined in the reasonable discretion of the Members); and (iii) the balance, if any, to the Members in accordance with the distribution schedule of Section 5.01. Such distribution shall be made by the date specified in Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2). As used in this Agreement, the term “Liquidation” means (i) in respect to the Company the earlier of the date upon which the Company is terminated under Code Section 708(b)(1) or the date upon which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and (ii) in respect to a Member wherein the Company is not in Liquidation, means the liquidation of a Member’s interest in the Company under Treasury Regulation Section 1.761-1(d). 8.03 Negative Capital Account Restoration. No Member shall have any obligation whatsoever upon the Liquidation of such Member’s Interest, the Liquidation of the Company or in any other event, to contribute all or any portion of any negative balance standing in such Member’s Capital Account to the Company, to each other Member or to any other person or entity. ARTICLE IX BOOKS AND RECORDS 9.01 Books of Account and Bank Accounts. The fiscal year and taxable year of the Company shall be the year ending December 31. Managing Member shall: (x) maintain or cause to be maintained all of the books and records of the Company, in all material respects, in accordance with the standards of the industry using the income tax basis, consistently applied (provided that monthly reporting shall be on an accrual basis and balance sheets shall be on a cost basis); (y) provide or cause to be provided operating reports and financial statements to each other Member no less frequently than once each month summarizing the operating activities of the Company during the immediately preceding calendar month, any material deviations from the Business Plan or the Annual Budget during such preceding calendar month, and such other information as is reasonably requested by any Member, all within twenty (20) days after the end of such preceding calendar month; and (z) on a quarterly basis by the end of such quarter, deliver to the Members estimated quarterly taxable income of the Company and such additional financial statements, reports and other information as any Member may reasonably request; it being understood by the Members that the information provided pursuant to this clause (z) will reflect unaudited estimates. During normal business hours at the Project or the offices of Managing -32- Member, on not less than three (3) Business Days prior notice, all of the following shall be made available for inspection and copying by all of the Members at their own expense for any purpose reasonably related to each such Member’s Interest: (i) all books and records relating to the business and financial condition of the Company, (ii) a current list of the name and last known business, residence or mailing address of each Member, (iii) a copy of this Agreement, the Certificate of Formation and all amendments thereto, together with executed copies of any written powers-of-attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed, (iv) the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member to the capital of the Company and which each Member has agreed to contribute in the future, and (v) the date upon which each Member became a Member of the Company. Upon not less than three (3) Business Days prior notice, Managing Member shall cooperate with any Member that requests, at such Member’s sole cost and expense, and not more than one (1) time in each calendar year, to conduct an independent audit of the Company. 9.02 Tax Returns. Managing Member shall cause to be prepared and timely filed and distributed to each Member, at the expense of the Company (and prepared by an accounting firm approved by the Members), all required federal and state Company tax returns, which shall be delivered to the Members by no later than March 15 each year; provided however, in the event that it is not possible for Managing Member to have such materials by said date using best efforts to meet the deadline, Managing Member shall: (i) deliver estimated drafts of such information to the other Members by no later than March 15; (ii) notify the other Members by March 15 that final versions of such materials will not be available; and (iii) deliver all such information to the other Members by June 30 of said year. Managing Member shall not file any tax return on behalf of the Company without the prior written approval of the Members; provided that if any Member shall not respond to a written request to approve a tax return within fifteen (15) days such Member shall be deemed to have approved such tax return. 9.03 Tax Audits. (a) Managing Member is hereby designated as the “Partnership Representative” of the Company as determined in accordance with the provisions of Section 6231(a)(7) of the Code and the Treasury Regulations promulgated thereunder. With respect to any period in which any other non-individual is the Partnership Representative, the Managing Member shall appoint an individual (the “Designated Individual”) through whom the Partnership Representative will act for all purposes of the Code. All references to the Partnership Representative herein will include any actions by the Designated Individual on behalf of the Partnership Representative and the Company in that person’s capacity as Designated Individual. Each Member hereby agrees to these designations of Partnership Representative and Designated Individual and will take all actions as are necessary or convenient to effect the appointment of a Partnership Representative and Designated Individual that has been selected in accordance with this Section 9.03(a). The Partnership Representative and the Designated Individual may expend Company funds for professional services and costs associated with their respective roles as such. Any direct or indirect reasonable costs and expenses incurred by the Partnership Representative or the Designated Individual, acting in the capacity as such, will be deemed costs and expenses of the Company and the Company shall reimburse the Partnership Representative or the Designated Individual (as applicable) for such amounts.

-33- (b) The Partnership Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by a Taxing Authority, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees that such Member will not independently act with respect to tax audits or tax litigation of the Company, unless previously authorized to do so in writing by the Partnership Representative, which authorization may be withheld by the Partnership Representative in its sole and absolute discretion. The Partnership Representative shall have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any Taxing Authority. The Company and its Members shall be bound by the actions taken by the Partnership Representative. The Partnership Representative shall keep the Members reasonably informed of all significant matters that come to its attention in its capacity as Partnership Representative. (c) Each Member shall, promptly upon request by the Partnership Representative, provide to the Company duly completed and executed documentation and other documents, information, and instruments, tax identification numbers, and self-certifications that the Partnership Representative, using good faith discretion, determines is necessary in order for the Company to (i) comply with the requirements imposed on the Company by any such tax law or regulation (including to determine the application of Sections 6221-6241 of the Code to the Company or make any tax election), or (ii) avoid, mitigate, reduce, or exempt the Company from the application of liability or other obligation under, or to enable the Company to elect not to have apply to it, any documentation, information collection, reporting, payment or withholding liability, or obligation imposed on the Company by any such tax law or regulation (including with respect to modifying an imputed underpayment under Code Section 6225(c)). In the case of a Member that is (or becomes) treated as a partnership, S corporation, trust, or other fiscally transparent entity or that is (or becomes) treated as an intermediary with respect to direct or indirect holders of interests in such Member for purposes of any such tax law or regulation, the obligation of such Member under the immediately preceding sentence will include providing such documentation and other documents, information, and instruments with respect to the direct or indirect holders of interests in such Member. Each Member shall take any action reasonably requested by the Company in connection with an election by the Company under Section 6221(b) or 6226 of the Code, or an audit or a final adjustment of the Company by a taxing authority (including promptly filing amended tax returns and promptly paying any related taxes, including penalties and interest). (d) Notwithstanding anything in this Agreement to the contrary, each Member will be liable for and, promptly upon demand by the Partnership Representative, pay to the Company (i) such Member’s share of any tax deficiency paid or payable by the Company that is allocable to the Member as reasonably determined by a certified public accountant engaged by the Partnership Representative (on behalf of the Company) (including without limitation such Member’s share of any Imputed Underpayment Amount) and (ii) any interest and penalties relating thereto. (e) The Members acknowledge that the Company may elect the application of Section 6226 of the Code for any taxable year. This acknowledgement applies to each Member whether or not the Member owns any Interest in both the reviewed year and the year of the tax adjustment. If the Company elects the application of Section 6226 of the Code, the Members shall -34- take into account and report to the IRS (or any other applicable taxing authority) any adjustment to their tax items for the reviewed year of which they are notified by the Company in a written statement, in the manner provided in Section 6226(b), whether or not the Member owns any interest in the Company at such time. Any Member that fails to report its share of such adjustments on its tax return shall indemnify and hold harmless the Company, the Managing Member, the Partnership Representative, and each of their Affiliates from and against any and all liabilities related to taxes (including penalties and interest) imposed on the Company as a result of the Member’s inaction. In addition, each Member shall indemnify and hold the Company, the Managing Member, the Partnership Representative, and each of their Affiliates harmless from and against any and all liabilities related to taxes (including penalties and interest) imposed on the Company (i) pursuant to Section 6221 of the Code, which liabilities relate to adjustments that would have been made to the tax items allocated to such Member had such adjustments been made for a tax year beginning prior to January 1, 2018 (and assuming that the Company had not made an election to have Section 6221 of the Code apply for such earlier tax years) and (ii) resulting from or attributable to such Member’s failure to comply with this Section 9.03. Each Member acknowledges and agrees that no Member shall have any claim against the Company, the Managing Member, the Partnership Representative, the Designated Individual, or any of their Affiliates for any tax, penalties or interest resulting from the Company’s election under Section 6226 of the Code. ARTICLE X MISCELLANEOUS 10.01 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery, (ii) overnight commercial carrier, (iii) certified mail, postage prepaid, return receipt requested, or (iv) email. Any such notice or other communication shall be deemed received and effective upon the date of acceptance or rejection of delivery. Any notice or other communication sent by email must be confirmed within two (2) days by letter mailed or delivered in accordance with the foregoing. Any reference herein to the date of receipt, delivery, or giving, or effective date, as the case may be, of any notice or communication shall refer to the date such communication becomes effective under the terms of this Section 10.01. Any such notice or other communication so delivered shall be addressed to the party to be served at the address for such party set forth on Exhibit A attached hereto. Such addresses may be changed by giving written notice to the other parties in the manner set forth in this Section 10.01. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of notice or other communication sent. 10.02 Construction of Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior or contemporaneous understanding, correspondence, negotiations or agreements between them, in each case respecting the within subject matter. No alteration, modification or interpretation hereof and no agreement between the Members shall be binding unless in writing signed by all of the Members (and the Pacific Oak Credit Party and the Invesco Credit Party, as applicable, if such modification would affect such credit party’s obligations under this Agreement). The Article and Section headings of this Agreement are used herein for reference purposes only and shall not govern, limit, or be used in construing this Agreement or any provision hereof. Any Annex, Schedule or Exhibit attached -35- hereto is incorporated herein by this reference and expressly made a part of this Agreement for all purposes. “Business Day” means a day other than any day on which banks are authorized or obligated by law or executive order to close in New York, New York. Time is of the essence of this Agreement. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, and all rights, duties, obligations and remedies shall be governed by the Act without regard to principles of conflict of laws. If any arbitration, action or suit is brought by any Member against any other Member that arises out of this Agreement, then the prevailing Member in such arbitration, action or suit shall be entitled to recover reasonable attorneys’ fees and costs from the non-prevailing Member. Subject to the restrictions set forth in Articles VI and VII, and Section 10.04, this Agreement shall inure to the benefit of and shall bind the parties hereto and their respective personal representatives, successors, and permitted assigns. Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Members and their respective successors and permitted assigns, and such agreements and assumptions shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, deemed to be a third-party beneficiary of this Agreement, except as otherwise expressly provided herein. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, but all of which shall constitute a single Agreement, binding on the parties hereto. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, and the singular number shall include the plural and vice versa. The signature of any party hereto to any counterpart hereof delivered by any electronic means shall be deemed a signature to, and may be appended to, any other counterpart. Every provision of this Agreement is intended to be severable. Each Member acknowledges that (i) each Member is of equal bargaining strength; and (ii) each Member has actively participated in the drafting, preparation and negotiation of this Agreement; accordingly each Member hereby waives the application of any applicable law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party or parties drafting such agreement or document. 10.03 Partnership Intended Solely for Tax Purposes. The Members have formed the Company as a Delaware limited liability company under the Act, and do not intend to form a corporation or a general or limited partnership under Delaware or any other state law. The Members do not intend to be shareholders and/or partners to one another or to any third party. The Members intend the Company to be classified and treated as a partnership solely for federal and state income taxation purposes. Each Member agrees to act consistently with the foregoing provisions of this Section 10.03 for all purposes, including, without limitation, for purposes of reporting the transactions contemplated herein to the Internal Revenue Service and all state and local taxing authorities. 10.04 Investment Representations. Each Member agrees as follows with respect to investment representations: (a) Each Member understands: (i) That the Interests have not been registered under the Securities Act of 1933, 15 U.S.C. § 15b et seq., or any state securities laws (collectively, the “Securities Acts”) because the Company is issuing Interests in reliance upon the exemptions from the -36- registration requirements of the Securities Acts providing for issuance of securities not involving a public offering; (ii) That the Company has relied upon the representation made by each Member that such Member’s Interest is to be held by such Member for investment; and (iii) That exemption from registration under the Securities Acts would not be available if any Interest was acquired by a Member with a view to distribution. Each Member agrees that the Company is under no obligation to register the Interests or to assist the Members in complying with any exemption from registration under the Securities Acts if the Member should at a later date wish to dispose of such Member’s Interest. (b) Each Member hereby represents to the Company that such Member is acquiring such Member’s Interest for such Member’s own account, for investment and not with a view to the resale or distribution of such Interest (except for any transfers made in accordance with the provisions of Article VI). (c) Each Member recognizes that no public market exists with respect to the Interests and no representation has been made that such a public market will exist at a future date. (d) Each Member hereby represents that such Member has not received any advertisement or general solicitation with respect to the sale of the Interests. (e) Before acquiring any Interest, each Member has investigated the Company and its business and the Company has made available to each Member and his/her/its attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), this Agreement and all information necessary for the Member to make an informed decision to acquire an Interest. Each Member, together with its Advisers, if any, considers itself to be a person possessing experience and sophistication as an investor adequate for the evaluation of the merits and risks of the Member’s investment in the Company. In making an investment decision, each Member, together with its Advisers, if any, has made an independent evaluation of the prospective investment in the Company, is relying on its own examination of the Company, this Agreement and the terms thereof, including the merits and risks involved, and is not relying on any advice, guidance or investigation by or from the Company, Managing Member or any Affiliate of the Company or Managing Member. (f) In evaluating the suitability of an investment in the Company, each Member has not relied upon any representation or information (oral or written) other than as stated in this Agreement. (g) Each Member understands the meaning and consequences of the representations, warranties and covenants made by such Member set forth herein and that the Company has relied upon such representations, warranties and covenants. Each Member hereby indemnifies, defends, protects and holds wholly free and harmless the Company and each other Member from and against any and all losses, damages, expenses or liabilities arising out of the breach and/or inaccuracy of any such representation, warranty and/or covenant. All representations, warranties and covenants contained herein and the indemnification contained in

-37- this Section 10.04(g) shall survive the execution of this Agreement, the formation of the Company, and the liquidation of the Company. 10.05 Counsel. The parties acknowledge that (a) the Company is not represented by separate counsel, Pacific Oak is represented by Sheppard Mullin Richter & Hampton LLP and Invesco is represented by Greenberg Traurig, LLP. 10.06 Outside Activities. No Member shall not have any obligations (fiduciary or otherwise) with respect to the Company or the other Members insofar as making other investment opportunities available to the Company or to the other Members. The Members may, notwithstanding the existence of this Agreement, engage in whatever activities they may choose, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or to the other Members. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent a Member from engaging in such activities. 10.07 Confidentiality. Each Member and its Affiliates shall keep confidential and shall not disclose, or permit the disclosure of, any information or materials relating to the Company and its investments and activities that are not generally known to the public or which the Members believe should remain confidential or are required by law or agreement to remain confidential; provided that a Member may disclose such confidential information to the extent (i) the disclosure of such information or materials is expressly required by court order, law or in any litigation or arbitration proceedings; (ii) the information or materials become publicly known other than through the actions or inactions of such Member or its Affiliates, employees, financial sources, representatives, agent, actual or potential permitted investors, permitted transferees or attorneys or violations of this Agreement or any other obligations of confidentiality of such Member; (iii) the disclosure of such information and materials by such Member is to its Affiliates, employees, financial sources, representatives, agents, actual or potential permitted investors, permitted transferees, accountants, financial advisors or attorneys; (iv) such other Member consents in writing to such disclosure; or (v) as may be necessary for such Member to satisfy its or any Affiliate’s REIT or SEC filing, disclosure, broker-dealer or reporting requirements. No Member shall have any liability under this Section 10.07 by reason of any confidential information becoming available by means beyond the reasonable control of such Member. Notwithstanding the foregoing, this Section 10.07 shall not prohibit Managing Member from disclosing information, in press releases or otherwise, related to the Company and its investments and activities as is reasonably required in connection with the performance by Managing Member of its duties (including marketing and leasing). 10.08 Waiver of Fiduciary Duties. To the extent that any fiduciary duties that may exist as a result of the relationship of the parties hereto (whether arising as a result of any such party’s capacity as a Member, Managing Member or a Partnership Representative) are inconsistent with, or would have the effect of expanding or modifying any of the terms of this Agreement, (A) the express terms of this Agreement shall control, (B) this Agreement shall be interpreted in accordance with general principles of contract interpretation without regard to the common law principles of agency and/or fiduciary duties, and (C) any liability of the parties shall be based solely on principles of contract law and the express terms of this Agreement. Each of the parties hereto further acknowledges and agrees that for the purposes of determining the nature and scope -38- of the duties of a Member, Managing Member or a Partnership Representative under this Agreement, the terms of this Agreement, and the duties and obligations set forth herein, are intended to satisfy all fiduciary duties that may exist as a result of the relationship between the parties (other than the duty of good faith and fair dealing implied under general contract principles, independent of the common law principles of agency and/or fiduciary duties). Accordingly, to the fullest extent permitted under applicable law, each of the parties hereby unconditionally and irrevocable waives and disclaims any fiduciary duties or other similar common law rights that are not expressly identified, described and set forth in this Agreement and thus unconditionally and irrevocable waives and disclaims any right to recover or obtain any monetary, equitable or other relief or remedies for any alleged breach or violation of all alleged fiduciary duties or other similar common law rights. 10.09 Pacific Oak Representations. (a) This Agreement has been duly authorized, executed and delivered by Pacific Oak and shall constitute the legal, valid and binding obligations of Pacific Oak, enforceable against it in accordance with its terms. (b) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby, violate or conflict with, result in the breach or termination of, or constitute a default under, any provisions of any agreement, organizational or charter document, any note or instrument evidencing or securing indebtedness, or judicial order, judgment, injunction, law, rule or regulation to which Pacific Oak is a party or is subject or to which its assets or property are subject. (c) Neither Pacific Oak nor, to Pacific Oak’s knowledge, any persons having a direct or indirect beneficial interest in Pacific Oak (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control in the United States Department of the Treasury (“OFAC”) or the Annex to United States Executive Order 132224- Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, or (ii) is a prohibited party under the laws of the United States. The monies used to fund Pacific Oak’s investment in the Company are not invested for the benefit of, or related in any way to, the government of, or persons within, any country under a U.S. embargo enforced by OFAC. The monies used to fund Pacific Oak’s investment in the Company are not derived from or related to any illegal activities, including money laundering activities, and the proceeds from Pacific Oak’s investment in the Company shall not be used to finance any illegal activities. (d) The Company and each Subsidiary is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware and have all requisite power and authority to carry on its business as it has been and is currently conducted as of the date hereof. As of the date hereof, neither of the Subsidiaries nor the Company is in violation of any of the provisions of its organizational or governing documents. (e) To Pacific Oak’s knowledge, all of the documents and other written information with respect to the Project that Pacific Oak and its Affiliates provided to Invesco and its Affiliates prior to the date hereof (the “Project Information”) represent true, correct and complete copies of the Project Information as of the date identified in such documents and other -39- written information that are in the possession or control of Pacific Oak or any of its Affiliates (it being understood and agreed that SREF and its Affiliates are not Affiliates of Pacific Oak). (f) To Pacific Oak’s knowledge, neither the Company, any of its Subsidiary nor the Property is the subject of any pending or threatened or asserted litigation, condemnation, eminent domain or similar proceeding affecting any part of the Property, and there are no investigations or other proceedings by any governmental authority that are pending or, to Pacific Oak’s knowledge, threatened or asserted against or affecting the Company, any Subsidiary, or the Property (or any portion thereof). (g) To Pacific Oak’s knowledge, each of the Company and its Subsidiaries has, since its respective date of formation, (i) filed all tax returns which are required to be filed with respect to all periods ending at or prior to the date hereof, and each such tax return is correct and complete in all material respects, (ii) paid all taxes for which such entity may be held liable, and (iii) withheld and paid over all taxes which it is obligated to withhold from amounts paid or owing to any employees, partners, tenant or other person. There are no tax liens upon the Property except for the lien for current taxes not yet due and payable. The representations and warranties of Pacific Oak and under this Section 10.09 shall survive the date hereof. 10.10 Pacific Oak Indemnification. To the fullest extent permitted by law, the Pacific Oak Credit Party shall indemnify, defend and hold harmless Invesco, its Affiliates (which, for avoidance of doubt, shall not include the Company or any Subsidiary thereof) and their direct and indirect owners (together, the “Indemnified Parties”) from and against any and all claims, lawsuits, causes of action, administrative actions, demands, investigations, taxes, costs, damages, disbursements, expenses, liabilities, deficiencies, penalties, fines or assessments of any kind or nature, whether foreseeable or unforeseeable, including, without limitation, interest or other carrying or audit-related costs and reasonable legal and other professional fees and expenses, incurred by any or all of the Indemnified Parties as a result of or arising from (i) any obligation or liability of the Company or its Subsidiaries that accrued prior to the Effective Date, but only if Pacific Oak had knowledge of such obligation or liability on the date hereof, or (ii) an Event of Default. ARTICLE XI REIT PROTECTION 11.01 Certain Definitions. For the purposes of this Article XI, the following terms shall have the following meanings: (a) “Pacific Oak” shall mean Pacific Oak as defined in the recitals hereto and Pacific Oak Strategic Opportunity REIT, Inc., a Maryland corporation that has elected to be taxable for federal income tax purposes as a real estate investment trust under the Code (herein, a “REIT”); and/or any subsidiary or affiliate of Pacific Oak. (b) “REIT Prohibited Transactions” shall mean any action specified in Section 11.02. -40- 11.02 REIT Prohibited Transactions. Notwithstanding anything to the contrary contained in this Agreement, during the time Pacific Oak is a Member of the Company, neither the Company nor Managing Member nor any other Member of the Company, shall take any of the following actions without the prior written consent of Pacific Oak: (a) Entering into any lease or permitting any sublease that provides for rent based in whole or in part on the income or profits of any person, excluding for this purpose a lease that provides for rent based in whole or in part on a fixed percentage or percentages of gross receipts or gross sales of any person without reduction for any sublessor costs; (b) Leasing personal property, excluding for this purpose a lease of personal property that is entered into in connection with a lease of real property where the rent attributable to the personal property is less than fifteen percent (15%) of the total rent provided for under the lease, determined as set forth in Section 856(d)(1) of the Code; (c) Acquiring or holding debt (other than Member Loans and Default Loans) unless (a) the amount of interest income received or accrued by the Company under such loan does not, directly or indirectly, depend in whole or in part on the income or profits of any person, and (b) the debt is fully secured by mortgages on real property or on interests in real property; (d) Acquiring or holding more than ten percent (10%) of the outstanding voting securities of any one issuer other than a corporation that has properly elected to be a “taxable REIT subsidiary” of Pacific Oak; (e) Acquiring or holding more than ten percent (10%) of the total value of the outstanding securities (debt or equity) of any one issuer; (f) Making an election or taking any action that would cause the Company to be treated as (i) an entity that is not classified as a partnership for federal income tax purposes or (ii) a publicly traded partnership as defined in Section 7704 of the Code; (g) Entering into any agreement where the Company receives amounts, directly or indirectly, for rendering services to the tenants of the properties that are owned, directly or indirectly, by the Company other than (i) amounts received for services that are customarily furnished or rendered in connection with the rental of real property of a similar class in the geographic areas in which the properties are located where such services are either provided by (a) an Independent Contractor (as defined in Section 856(d)(3) of the Code) who is adequately compensated for such services and from which the Company does not, directly or indirectly, derive revenue or (b) a taxable REIT subsidiary of Pacific Oak (as defined in Section 856(l) of the Code) who is adequately compensated for such services or (ii) amounts received for services that are customarily furnished or rendered in connection with the rental of space for occupancy only (as opposed to being rendered primarily for the convenience of the Company’s tenants); (h) Holding cash of the Company for operations or distribution in any manner other than a traditional bank checking or savings account or a money market account in accordance with IRS Rev. Rul. 2012-17; or

-41- (i) Entering into any agreement where income or gain, as applicable, received or accrued by the Company under such agreement, directly or indirectly, (a) does not qualify as “rents from real property” within the meaning of Section 856 of the Code, (b) does not qualify as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856 of the Code or (c) constitutes income from a sale of “inventory” or “stock in trade” of the Company within the meaning of Section 1221(a)(1) of the Code other than a sale that would qualify under the Section 857(b)(6)(C) “safe harbor” with respect to Pacific Oak. [Remainder of page intentionally blank; signature page follows.] Signature Page to Amended and Restated Limited Liability Company Agreement IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written. “PACIFIC OAK” PACIFIC OAK SOR 110 WILLIAM JV, LLC (f/ka/ KBS SOR 110 WILLIAM JV, LLC), a Delaware limited liability company By: PACIFIC OAK SOR ACQUISITION XXV, LLC (f/ka/ KBS SOR ACQUISITION XXV, LLC), a Delaware limited liability company, its sole member By: PACIFIC OAK SOR PROPERTIES, LLC (f/k/a KBS SOR PROPERTIES, LLC), a Delaware limited liability company, its sole member By: PACIFIC OAK SOR (BVI) HOLDINGS, LTD. (f/k/a KBS SOR (BVI) HOLDINGS, LTD.), a British Virgin Islands company limited by shares, its sole member By: PACIFIC OAK STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP (f/k/a KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP), a Delaware limited partnership, its sole shareholder By: PACIFIC OAK STRATEGIC OPPORTUNITY REIT (f/k/a KBS STRATEGIC OPPORTUNITY REIT, INC.) a Maryland corporation, its sole general partner By: /s/ Michael Bender Michael Bender, Chief Financial Officer Signature Page to Amended and Restated Limited Liability Company Agreement “PACIFIC OAK CREDIT PARTY” Solely as to its express agreement in Sections 7.0l(a), 10.02 and 10.10: PACIFIC OAK SOR PROPERTIES, LLC (f/k/a KBS SOR PROPERTIES, LLC), a Delaware limited liability company, its sole member By: PACIFIC OAK SOR (BVI) HOLDINGS, LTD. (f/k/a KBS SOR (BVI) HOLDINGS, LTD.), a British Virgin Islands company limited by shares, its sole member By: PACIFIC OAK STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP (f/k/a KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP), a Delaware limited partnership, its sole shareholder By: PACIFIC OAK STRATEGIC OPPORTUNITY REIT (f/k/a KBS STRATEGIC OPPORTUNITY REIT, INC.) a Maryland corporation, its sole general partner By: /s/ Michael Bender Michael Bender, Chief Financial Officer Signature Page to Amended and Restated Limited Liability Company Agreement “INVESCO” INVESCO CMI INVESTMENTS 110 WILLIAM, LLC, a Delaware limited liability company By: /s/ Jason W. Geer Name: Jason W. Geer Title: Proper Officer “INVESCO CREDIT PARTY” Solely as to its express agreements in Sections 7.0l(a) and 10.02: INVESCO CMI INVESTMENTS, L.P., a Delaware limited partnership By: /s/ Jason W. Geer Name: Jason W. Geer Title: Proper Officer

## EXHIBIT A

## NAMES, ADDRESSES, PERCENTAGE INTERESTS AND CAPITAL CONTRIBUTIONS OF THE MEMBERS

| **Names and Addresses of the Members:** | **Preferred Interest Percentage** | **Common Interest Percentage** |
|---|---|---|
| Pacific Oak 110 William Street JV, LLC<br>3200 Park Center Drive, Suite 800<br>Costa Mesa, CA 92626<br>Attention: Brian Ragsdale<br>Email: bragsdale@pac-oak.com<br><br>with a copy to:<br><br>Sheppard Mullin Richter & Hampton LLP<br>Attn: Scott A. Morehouse<br>650 Town Center Drive, 10th Floor<br>Costa Mesa, California 92626<br>Email: smorehouse@sheppardmullin.com | 77.5% | 100% |
| Invesco CMI Investments 110 William, LLC<br>c/o Invesco Real Estate<br>Attn: Susan Mitchell<br>2001 Ross Avenue<br>Suite 3400<br>Dallas, Texas 75201<br>Email: Susan.Mitchell2@invesco.com<br><br>with a copy to:<br><br>Greenberg Traurig, P.A.<br>Attn: Richard Giusto and Labry Welty<br>2200 Ross Avenue<br>Suite 5200<br>Dallas, Texas 75201<br>Email: richard.giusto@gtlaw.com and lab.welty@gtlaw.com | 22.5% | 0% |

SMRH:4858-0019-8495.19

EXHIBIT A
Page 1

## EXHIBIT B

## LEGAL DESCRIPTION OF THE PROPERTY

All that certain real property situated in New York County, New York, described as follows:

ALL that certain plot piece or parcel of land, situate, lying and being in the Borough of Manhattan, County and State of New York, bounded and described as follows:
BEGINNING at the corner formed by the intersection of the easterly side of William Street and the northerly side of John Street;
RUNNING THENCE northerly along the easterly side of William Street, 188 feet 3 inches to a point in said easterly side of William Street, distant 154 feet 10 1/4 inches southerly from the corner formed by the intersection of the southerly side of Fulton Street and the said easterly side of William Street;
THENCE easterly on a line forming an angle of 86 degrees 52 minutes 30 seconds on its northerly side with the easterly side of William Street, 159 feet 4 1/4 inches;
THENCE southwesterly on a line forming an angle of 82 degrees 44 minutes 30 seconds on its westerly side with the last mentioned course, 49 feet 5 inches;
THENCE continuing southwesterly on a line forming an angle of 180 degrees 49 minutes 30 seconds on its easterly side with the last mentioned course, 25 feet 7 1/2 inches;
THENCE continuing southwesterly along a line making an angle of 179 degrees 48 minutes on its easterly side with the last mentioned course, 23 feet 2 1/2 inches;
THENCE southeasterly and along a line forming an angle of 93 degrees 51 minutes 50 seconds on its northerly side with the last mentioned course, 24 feet 10 1/4 inches;
THENCE southerly along a line forming an angle of 96 degrees 20 minutes 30 seconds on its westerly side with the last mentioned course, 104 feet 3 1/4 inches to the northerly side of John Street;

THENCE westerly along the northerly side of John Street, 173 feet 4 1/4 inches to the corner formed by the intersection of the northerly side of John Street with the easterly side of William Street at the point or place of BEGINNING.

**FOR CONVEYANCING ONLY: TOGETHER** with all the right, title and interest of the party of the first part, of in and to the land lying in the street in front of and adjoining said premises.

EXHIBIT B
Page 1

# EXHIBIT C

## FORM OF REDEMPTION AGREEMENT[1]

REDEMPTION AGREEMENT

This Redemption Agreement (this "Agreement") is made as of [], by and between Pacific Oak SOR SREF III 110 William, LLC (f/k/a KBS SOR SREF III 110 William, LLC), a Delaware limited liability company (the "**Company**"), and INVESCO CMI INVESTMENTS 110 WILLIAM, LLC, a Delaware limited liability company ("**Invesco**")[2]. The Company and Invesco are sometimes referred to herein individually as a "**Party**" and collectively as the "**Parties**". Initially capitalized terms used but not defined herein have the meanings set forth in the A&R LLC Agreement (as defined in the recitals below).

RECITALS

WHEREAS, Invesco and Pacific Oak SOR 110 William JV, LLC (f/k/a KBS SOR 110 William JV, LLC), a Delaware limited liability company ("**Pacific Oak**"),[3] are the [sole][4] members of the Company and are parties to that certain Amended and Restated Limited Liability of the Company effective as of June [], 2023[5] (the "**A&R LLC Agreement**");

WHEREAS, Section 7.02[6] of the A&R LLC Agreement provides that at any time after the Redemption Trigger Event, the Company shall have the right, by written notice to Invesco, to require Invesco to assign to the Company for $1.00 Invesco's entire interest in the Company (the "**Redemption**");

WHEREAS, the Parties mutually agree that a Redemption Trigger Event occurred on [], and that the Company thereafter delivered notice to Invesco of the Company's intent to require the Redemption; and

[1] This is the same form that we previously distributed for review by email.

[2] Instructions before execution of this Agreement: Confirm that this entity hasn't assigned any portion of its membership interest to any Affiliate or otherwise (and if it has update this Agreement as necessary).

[3] Instructions before execution of this Agreement: Confirm that this entity hasn't assigned any portion of its membership interest to any Affiliate or otherwise (and if it has update this Agreement as necessary).

[4] Instructions before execution of this Agreement: Confirm this remains the case (and if not update this Agreement as necessary).

[5] Instructions before execution of this Agreement: Confirm there have been no amendments (and there have been update this Agreement as necessary).

[6] Instructions before execution of this Agreement: Confirm that all cross-references to the A&R LLC Agreement remain correct if there have been amendments to the A&R LLC Agreement since its execution (and if not update as necessary).

EXHIBIT C
Page 1

WHEREAS, the Parties mutually agree that the Redemption be effected pursuant to this Agreement.

## AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

## ARTICLE 1
## REDEMPTION

1.1 The Redemption. The Company hereby redeems from Invesco, and Invesco hereby assigns, transfers and delivers to the Company, Invesco's entire interest in the Company (the "**Membership Interest**"), free and clear of all liens, claims, encumbrances and restrictions ("**Liens**"). The Redemption shall be deemed effective as of 12:01 a.m. Eastern Time on the date hereof (the "**Effective Time**").

1.2 Consideration. As the sole consideration for the Redemption, the Company shall pay to Invesco one dollar ($1.00), which Invesco acknowledges that is has received from Invesco concurrently herewith.

## ARTICLE 2
## REPRESENTATIONS AND WARRANTIES

2.1 The Company. The Company represents and warrants to Invesco as follows:

(a) Authority and Enforceability. The Company has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

(b) Violations. Neither the execution or delivery by the Company of this Agreement nor the performance by the Company of its obligations hereunder will (i) violate or constitute a default under any contract to which the Company is a party or result in the imposition of a Lien on any of its properties or assets; or (ii) constitute a violation of any law, statute, ordinance, judgment, injunction, decree, writ, regulation, interpretation, rule or order of any court or governmental authority (any of the foregoing, "**Law**").

2.2 Invesco. Invesco represents and warrants to the Company as follows:

(a) Authority and Enforceability. Invesco has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Invesco, and constitutes the legal, valid and binding obligations of Invesco, enforceable against Invesco in accordance with its terms.

EXHIBIT C
Page 2

EXHIBIT C Page 3 (b) Violations. Neither the execution or delivery by Invesco of this Agreement nor the performance by Invesco of its obligations hereunder will (i) violate or constitute a default under any contract to which Invesco is a party or result in the imposition of a Lien on any of its properties or assets; or (ii) constitute a violation of any Law. (c) Title to Membership Interest; No Other Interest. Invesco owns the Membership Interest, free and clear of all Liens, and, upon the Effective Time, the Company will acquire good and marketable title to the Membership Interest free and clear of all Liens. Other than the Membership Interest, Invesco does not have (nor does any Affiliate thereof have) any right, title or interest in or to the equity of the Company nor any right, title or interest in or to any options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever providing for the issuance, sale or transfer of any equity of the Company. 2.3 Exclusivity of Representations. Each Party acknowledges and agrees that except as set forth in this Article 2, neither Party has made or makes any representation or warranty to the other Party and hereby disclaims all other representations or warranties with respect to any matter whatsoever. 2.4 Survival. All representations and warranties made in this Article 2 shall survive the execution of this Agreement for a period of seven (7) years. ARTICLE 3 COVENANTS 3.1 LLC Agreement. Invesco agrees that from and after the date hereof (a) neither Invesco nor any other Releasing Person (as defined in Section 3.2(a)) shall have any rights under the A&R LLC Agreement (other than rights under Section 2.08 (Liability and Indemnity) thereof by reason of acts or omissions occurring prior to the date hereof), (b) Invesco shall continue to comply with Section 10.07 (Confidentiality) of the A&R LLC Agreement and (c) Invesco shall comply with any indemnification provision of the A&R LLC Agreement with respect to breaches, acts or omissions occurring prior to the Effective Time. 3.2 General Release. (a) Definitions. As used herein: (i) “Claims” means all losses, liabilities, claims, damages, actions, cause of actions, demands, debts, suits, controversies, obligations, penalties, fines, judgments, awards, settlements, costs, fees and other expenses (including attorney fees), that arise from or by reason of any matter, occurrence or other event (including under any statute, rule, regulation or legal or equitable theory), whether direct or indirect, known or unknown, foreseen or unforeseen, or liquidated, fixed or contingent. (ii) “Company Entities” means the Company and each subsidiary, direct or indirect, thereof. EXHIBIT C Page 4 (iii) “Non-Released Claims” means (x) any Claims against the Company arising under the express terms of this Agreement and (y) any Claims against the Company under Section 2.08 (Liability and Indemnity) of the A&R LLC Agreement by reason of acts or omissions occurring prior to the date hereof. (iv) “Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization. (v) “Released Persons” means the Company Entities and Pacific Oak, and each of their respective Representatives. (vi) “Releasing Persons” means Invesco and its Representatives. (vii) “Representatives” of a Person means such Person’s present and former parents, subsidiaries, divisions, affiliates, successors, assigns and predecessors and their respective present and former owners, members, shareholders, partners, officers, directors, employees, agents, attorneys, representatives, successors, beneficiaries, heirs and assigns. (viii) “Released Claims” mean the Claims released under Section 3.2(b). (b) Release of Claims. As of the Effective Time, Invesco, on behalf of itself and the other Releasing Persons, does hereby irrevocably, unconditionally, voluntarily, knowingly, fully, finally, and completely forever release and discharge each Released Person from, against and with respect to any and all Claims that any Releasing Person ever had or now has, or may hereafter have or acquire, against any Released Person that arise out of or in any way relate, directly or indirectly, to any matter, cause or thing, act or failure to act whatsoever occurring at any time on or prior to the Effective Time (other than the Non-Released Claims). Without limitation, the Released Claims include Claims that arise from or by reason of (a) Invesco’s ownership of the Membership Interest, (b) Invesco’s role as Co-Managing Member, and (c) the operation, business, affairs, management, or financial condition of the Company Entities. Invesco further agrees that it shall not, nor shall it permit any other Releasing Person to, institute any litigation, lawsuit, claim or action against the any Released Person with respect to any Released Claims. (c) Waiver. Invesco acknowledges that the laws of many states (including Section 1542 of the California Civil Code) provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PERSON.” Invesco acknowledges that such provisions are designed to protect a party from waiving claims which it does not know exist or may exist. Nonetheless, Invesco agrees that, effective as of the Effective Time, Invesco and the other Releasing Persons shall be deemed to waive any such provision. (d) Third Party Beneficiaries. Invesco expressly acknowledges and agrees that each Released Person is a third party beneficiary of this Section 3.3 and shall be entitled to enforce the provisions of this Section 3.3 as if it were a party to this Agreement. EXHIBIT C Page 5 3.3 Return of Property. In the event that Invesco discovers that Invesco or any other Releasing Person is on the date hereof in possession, or hereafter comes into possession, of any assets or properties belonging to any Company Entity, Invesco shall promptly notify the Company and arrange for the prompt return of such items to or as directed by the Company at Invesco’s cost. 3.4 Confidentiality. Invesco shall keep confidential the terms and existence of this Agreement and the agreements referenced herein, except (i) to the extent required by applicable Law, or (ii) for disclosures to its Representatives on a need to know basis. 3.5 Expenses. Each Party shall bear all expenses incurred on behalf of such Party in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants. 3.6 Further Assurances. Each Party shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. ARTICLE 4 MISCELLANEOUS 4.1 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery, (ii) overnight commercial carrier, (iii) certified mail, postage prepaid, return receipt requested, or (iv) email. Any such notice or other communication shall be deemed received and effective upon the date of acceptance or rejection of delivery. Any notice or other communication sent by email must be confirmed within two (2) days by letter mailed or delivered in accordance with the foregoing. Any reference herein to the date of receipt, delivery, or giving, or effective date, as the case may be, of any notice or communication shall refer to the date such communication becomes effective under the terms of this Section 4.1. Any such notice or other communication so delivered shall be addressed to the Party to be served at the address for such Party set forth on the signature page hereto. Such addresses may be changed by giving written notice to the other parties in the manner set forth in this Section 4.1. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of notice or other communication sent. 4.2 Construction of Agreement. This Agreement contains the entire understanding between the Parties and supersedes any prior or contemporaneous understanding, correspondence, negotiations or agreements between them, in each case respecting the within subject matter. No alteration, modification or interpretation hereof and no agreement between the Parties shall be binding unless in writing signed by the Parties. The Article and Section headings of this Agreement are used herein for reference purposes only and shall not govern, limit, or be used in construing this Agreement or any provision hereof. Any Schedule or Exhibit attached hereto is incorporated herein by this reference and expressly made a part of this Agreement for all purposes. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, and all rights, duties, obligations and remedies shall be governed by the Act without regard to principles of conflict of laws. If any arbitration, action or suit is brought by a EXHIBIT C Page 6 Party against the other Party that arises out of this Agreement, then the prevailing Member in such arbitration, action or suit shall be entitled to recover reasonable attorneys’ fees and costs from the non-prevailing Member. This Agreement shall inure to the benefit of and shall bind the Parties and their respective personal representatives, successors, and permitted assigns. Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Parties and their respective successors and permitted assigns, and such agreements and assumptions shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, deemed to be a third-party beneficiary of this Agreement, except as otherwise expressly provided herein. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, but all of which shall constitute a single Agreement, binding on the Parties. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, and the singular number shall include the plural and vice versa. The signature of any party hereto to any counterpart hereof delivered by any electronic means shall be deemed a signature to, and may be appended to, any other counterpart. Every provision of this Agreement is intended to be severable. Each Party acknowledges that (i) each Party is of equal bargaining strength; and (ii) each Party has actively participated in the drafting, preparation and negotiation of this Agreement and has been represented by its own counsel; accordingly each Party hereby waives the application of any applicable law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party or parties drafting such agreement or document. [Signature Pages Follow]

EXHIBIT C Page 7 IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written. “COMPANY” PACIFIC OAK SOR SREF III 110 WILLIAM, LLC (F/K/A KBS SOR SREF III 110 WILLIAM, LLC), a Delaware limited liability company By: its Managing Member, PACIFIC OAK SOR 110 WILLIAM JV, LLC (f/ka/ KBS SOR 110 WILLIAM JV, LLC), a Delaware limited liability company By: PACIFIC OAK SOR ACQUISITION XXV, LLC (f/ka/ KBS SOR ACQUISITION XXV, LLC), a Delaware limited liability company, its sole member By: PACIFIC OAK SOR PROPERTIES, LLC (f/k/a KBS SOR PROPERTIES, LLC), a Delaware limited liability company, its sole member By: PACIFIC OAK SOR (BVI) HOLDINGS, LTD. (f/k/a KBS SOR (BVI) HOLDINGS, LTD.), a British Virgin Islands company limited by shares, its sole member By: PACIFIC OAK STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP (f/k/a KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP), a Delaware limited partnership, its sole shareholder By: PACIFIC OAK STRATEGIC OPPORTUNITY REIT (f/k/a KBS STRATEGIC OPPORTUNITY REIT, INC.) a Maryland corporation, its sole general partner By: /s/ Michael Bender Michael Bender, Chief Financial Officer Address: [] EXHIBIT C Page 8 “INVESCO” INVESCO CMI INVESTMENTS 110 WILLIAM, LLC, a Delaware limited liability company By:________________________ Name: Title: Address: [] EXHIBIT C Page 9 ANNEX A MEZZANINE LOAN DOCUMENTS [SEE ATTACHED] EXHIBIT C Page 10 ANNEX B SREF PSA [SEE ATTACHED]

EXHIBIT C Page 11 ANNEX C BUSINESS PLAN AND ANNUAL BUDGET [SEE ATTACHED]